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                                                                    Exhibit 4.08


                     Agreement and Plan of Reorganization

                                 by and among

                             At Home Corporation,

                        Walter Acquisition Corporation,

                      Worldprints.com International, Inc.

                                      and

       The Founding Shareholders of Worldprints.com International, Inc.


                                 April 5, 2000


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

                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of April 5, 2000 (the "Agreement Date") by and among At Home Corporation, a Delaware corporation ("Excite@Home"), Walter Acquisition Corporation, a Colorado corporation that is a wholly-owned subsidiary of Excite@Home ("Sub"), and Worldprints.com International, Inc., a Colorado corporation ("Worldprints"), and the founding shareholders of Worldprints listed on the List of Founders attached as Exhibit A hereto (collectively, the
                                    ---------
"Worldprints Founders," and each individually, a "Worldprints Founder") each of whom, immediately prior to the consummation of the Merger (as defined below) will be a shareholder of Worldprints.

                                   Recitals

     A. The parties intend that, subject to the terms and conditions of this Agreement, Worldprints will be merged with and into Sub in a forward triangular merger, with Sub to be the surviving corporation of such merger, all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for such merger to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "purchase" transaction for accounting purposes.

     B. Concurrently with the execution and delivery of this Agreement, Worldprints Shareholders who collectively own at least 96% of the issued and outstanding capital stock of Worldprints have approved the Merger, this Agreement, the Plan of Merger and the transactions provided for herein and therein, in accordance with Worldprints' charter documents and applicable law, and will execute and deliver to Excite@Home an Investment Representation Letter in the form and substance of Exhibit B attached hereto, pursuant to which each
                             ---------
such shareholder will provide certain representations and warranties to Excite@Home and will agree not to sell or otherwise transfer any of the shares of Excite@Home Series B Non-Voting Convertible Preferred Stock received by such shareholder in the Merger (the "Investment Representation Letter").

     C.  Upon the effectiveness of the Merger, and subject to the terms hereof,
(i) the shares of capital stock of Worldprints that are outstanding immediately prior to the effectiveness of the Merger will be converted into shares of the Series A Common Stock of Excite@Home and Series B Non-Voting Convertible Preferred Stock of Excite@Home, (ii) options, warrants and other rights to purchase Worldprints capital stock that are outstanding immediately prior to the effectiveness of the Merger will be converted into options, warrants and other rights to purchase Series A Common Stock of Excite@Home, and (iii) Worldprints will be merged with and into Sub, in each case, as provided in this Agreement.

     Now, therefore, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   Article 1
                              Certain Definitions

          As used in this Agreement, the following terms will have the meanings set forth below:

     1.1 "Excite@Home Ancillary Agreements" means, collectively, each certificate to be delivered by Excite@Home or an officer or officers of Excite@Home at the Closing pursuant to Article 9 of this Agreement and each agreement (other than this Agreement) which Excite@Home is to enter into as a party thereto pursuant to this Agreement.

     1.2  "Excite@Home Average Price Per Share" means $45.3125.

     1.3 "Excite@Home Common Stock" means Excite@Home Series A Common Stock, par value $0.01 per share.

     1.4 "Excite@Home Preferred Stock" means Excite@Home Series B Non-Voting Convertible Preferred Stock, par value $0.01 per share, having the rights, preferences, limitations and terms set forth in the Certificate of Designation and the Certificate of Correction of Certificate of Designation each substantially in the forms attached hereto as Exhibit C (the "Certificate of
                                              ---------
Designation").

     1.5 "Common Stock Conversion Number" means the product (calculated to the sixth decimal place (with the sixth decimal place rounded up if the seventh decimal place is 5 or greater)) of (a) the quotient (calculated to the sixth decimal place (with the sixth decimal place rounded up if the seventh decimal place is 5 or greater)) obtained by dividing (i) the Worldprints Common Stock Amount Per Share by (ii) the Excite@Home Average Price Per Share; and (b) one-half (0.5).

     1.6 "Debt" of any person means, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by an Encumbrance on any asset of such person, whether or not such Debt is assumed by such person, and
(viii) all Debt of others Guaranteed by such person.

     1.7 The "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the State of Colorado as a result of the filing with the Colorado Secretary of State of a Plan of Merger and Articles of Merger in substantially the forms attached hereto as Exhibit D (the "Plan of
                                                        ---------
Merger") and any required related certificates pursuant to, and in conformity with, the requirements of Section 7-111-105 of the Colorado Business Corporations Act (the "CBCA").

     1.8 "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention devices, collateral assignments, claims, charges, restrictions or other encumbrances of any kind in respect of such asset.

     1.9 "Guarantee" by any person means any obligation, contingent or otherwise, of such person directly or indirectly guaranteeing any Debt or other obligation of any other person.

     1.10 "knowledge," when used with reference to (i) an individual, means the actual knowledge, after due inquiry, of such individual with respect to a representation or warranty of such individual contained in this Agreement, or any other certificate or agreement required to be entered into or delivered at the Closing by such individual in connection with the Merger, or (ii) a person that is not an individual, means the collective actual knowledge, after due inquiry, of the directors and officers of such person and its subsidiaries, and any other employees of such person and its subsidiaries having managerial responsibility for the portion of the operations, assets or liabilities of such person and its subsidiaries with respect to which such knowledge of such person is being represented.

     1.11 "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

     1.12 "Material Adverse Change" or "Material Adverse Effect," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole; provided, that in no event shall (x) a change in the price of the publicly traded stock of a Excite@Home constitute, in and of itself, a "Material Adverse Change" or "Material Adverse Effect" in Excite@Home, and (y) individually or collectively, any controversy, dispute or related judicial or arbitral mediation, settlement, proceeding or judgment related to the World Notes constitute, in and of itself or themselves, a "Material Adverse Change" or "Material Adverse Effect" in Worldprints.

     1.13 "Merger" means the statutory merger of Worldprints with and into Sub to be effected pursuant to this Agreement.

     1.14 "Merger Adjustment" shall mean any Debt of Worldprints existing immediately prior to the Effective Time, other than (i) principal in an aggregate amount not to exceed $4,000,000 and accrued interest under the World Notes and any Replacement Notes, (ii) any outstanding amounts loaned by Excite@Home to Worldprints, and (iii) outstanding trade payables of Worldprints incurred in the ordinary course of its business consistent with past practice, all of which amounts are set forth on Schedule 1.14 to this Agreement and which
                                      -------------
will be updated as of the Closing (the "Closing Debt Schedule").

     1.15 "New Worldprints Options" means options that vest and become exercisable no faster than as to 1/4th of the shares subject to such option on the first anniversary of the date of their grant and as to 1/48/th/ of the shares subject to such option at the end of each month thereafter to purchase up to that number of shares of Worldprints Common Stock which are reserved for issuance under the Worldprints Plan, but which are not yet subject to outstanding Worldprints Options as of the Agreement Date.

     1.16 "person" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

     1.17 "Preferred Stock Conversion Number" means the product (calculated to the ninth decimal place (with the ninth decimal place rounded up if the tenth decimal place is 5 or greater)) of (a) the quotient (calculated to the sixth decimal place (with the sixth decimal place rounded up if the seventh decimal place is 5 or greater)) obtained by dividing (i) the Worldprints Common Stock Amount Per Share, by (ii) the Excite@Home Average Price Per Share, by (iii) one thousand (1000); and (b) one-half (0.5).

     1.18 "Replacement Notes" shall mean any promissory note(s) or other instrument evidencing Debt with a maturity date no earlier than April 14, 2000, issued by Worldprints, the proceeds of which are used as repayment for or in replacement of the World Notes.

     1.19 "Sub Ancillary Agreements" means, collectively, the Plan of Merger, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party thereto pursuant to this Agreement.

     1.20  "Termination Date" means April 14, 2000.

     1.21 "Total Merger Consideration" means an amount that equals the difference of (i) Ninety-Six Million Dollars ($96,000,000) and (ii) any Merger Adjustment.

     1.22 "Worldprints Ancillary Agreements" means, collectively, the Plan of Merger, each certificate to be delivered by Worldprints or an officer or officers of Worldprints at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) which Worldprints is to enter into as a party thereto pursuant to this Agreement.

     1.23 "Worldprints Common Stock" means common stock, no par value per share, of Worldprints.

     1.24 "Worldprints Common Stock Amount Per Share" means the quotient (calculated to the sixth decimal place (with the sixth decimal place rounded up if the seventh decimal place is 5 or greater)) obtained by dividing (i) the Total Merger Consideration by (ii) the Worldprints Fully Diluted Share Number.

     1.25 "Worldprints Fully Diluted Share Number" means the number of shares of Worldprints Common Stock, Worldprints Options and Worldprints Warrants (on a fully exercised and converted to Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

     1.26 "Worldprints Options" shall have the meaning given in Section 2.3 of this Agreement.

     1.27 "Worldprints Warrants" shall have the meaning given in Section 2.4 of this Agreement.

     1.28 "Worldprints Preferred Stock" means preferred stock, no par value per share, of Worldprints.

     1.29 "Worldprints Shareholders" means the record holders of issued and outstanding Worldprints Common Stock immediately prior to the Effective Time.

     1.30 "Worldprints Websites" means all websites or other sites accessed via the internet or any other electronic network, including, without limitation, any cable-based network or private network, owned or operated by Worldprints and/or any of its subsidiaries (either alone or jointly with others), either as of the Agreement Date or in the past, including those certain websites currently accessible at the following URL addresses (each of which is proceeded by http://www.): cpgimages.com; myprints.com; worldprints.com; goprints.com; worldprints.net; artposters.net; artetc.org; artgreetings.net; artcards.org; artcard.org; artposter.org; artwallpaper.net; artcards.net; artposters.org; divine3d.com; divine3d.net; worldprint3d.com; worldprint3d.net; worldprints3d.com; worldprints3d.net; getclickie.com; getclickywithit.com; getinclicky.com; getinclickie.com; vusoft.com; oneworldonesource.com; artextreme.com; freewallpaper.com.

     1.31 "World Notes" shall mean (i) that certain Worldprints Convertible Bridge Note dated September 1, 1999 in a principal amount of $2,000,000 issued by Worldprints to World Venture Partners, Inc., and (ii) that certain Worldprints Convertible Bridge Note dated September 30, 1999 in a principal amount of $4,000,000 issued by Worldprints to World Venture Partners, Inc.

     1.32 "World Warrant" shall mean (i) any warrant to purchase Worldprints Common Stock issued by Worldprints to the holder(s) of the Replacement Notes in consideration for the making of the loan(s) represented by the Replacement Notes; and (ii) any warrant to purchase Worldprints capital stock issued by Worldprints to World Venture Partners, Inc. or any subsequent holder of the World Notes in exchange for World Venture Partners' or such holder's binding consent to waive any default under the World Notes and such party's agreement to extend the maturity date of the World Notes until a date no earlier than April 14, 2000.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

                                   Article 2
                            Plan of Reorganization

     2.1  Conversion of Shares.
          --------------------

          2.1.1  Conversion of Sub Stock. At the Effective Time, each share of
                 -----------------------
Sub common stock that is issued and outstanding immediately prior to the Effective Time will continue after the Effective Time to be an identical outstanding share of the Surviving Corporation (as defined below).

          2.1.2  Conversion of Worldprints Common Stock. Subject to the terms
                 --------------------------------------
and conditions of this Agreement, at the Effective Time, each share of Worldprints Common Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive (i) the number of shares of Excite@Home Common Stock that is equal to the Common Stock Conversion Number, and (ii) the number of shares of Excite@Home Preferred Stock that is equal to the Preferred Stock Conversion Number, all subject to the provisions of
Section 2.1.3 (regarding rights of holders of Dissenting Shares), Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and
Section 2.5 (regarding the withholding of Escrow Shares).

          2.1.3  Dissenting Shares.  Holders of shares of Worldprints Common
                 -----------------
Stock who have complied with all requirements for perfecting stockholders' rights of dissent, as set forth in Article 113 of the CBCA, shall be entitled to their rights under Colorado law with respect to such shares ("Dissenting Shares").

          2.1.4  Fractional Shares.  No fractional shares of Excite@Home Common
                 -----------------
Stock will be issued in connection with the Merger. In lieu thereof, each holder of Worldprints Common Stock who would otherwise be entitled to receive a fraction of a share of Excite@Home Common Stock pursuant to Section 2.1.2, computed after aggregating all shares of Excite@Home Common Stock to be received by such holder pursuant to Section 2.1.2, will instead receive from Excite@Home, in accordance with Article 7 hereof, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (i) the Excite@Home Average Price Per Share (as adjusted to reflect any Capital Change (as defined in
Section 2.2 below) of Excite@Home) by (ii) the fraction of a share of Excite@Home Common Stock that such holder would otherwise have been entitled to receive. Excite@Home Preferred Stock will be issued in fractional shares to the extent conversion of Worldprints Common Stock into Excite@Home Preferred Stock pursuant to Section 2.1.2 results in fractional shares of Excite@Home Preferred Stock.

          2.1.5  Continuation of Vesting and Repurchase Rights.  If any shares
                 ---------------------------------------------
of Worldprints Common Stock that are outstanding immediately prior to the Effective Time are (a) unvested or are subject to a repurchase option (other than a right of first refusal), risk of forfeiture, or other condition providing that such shares may be forfeited or repurchased by Worldprints upon any termination of the shareholder's employment, directorship or other relationship with Worldprints (and/or any affiliate of Worldprints) under the terms of any restricted stock purchase agreement or other agreement with Worldprints that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses automatically upon consummation of the Merger ("Unvested Worldprints Shares") or (b) subject to a contractual restriction on the transfer of such shares, other than a right of first refusal ("Restricted Worldprints Shares"), then the shares of Excite@Home Common Stock and Excite@Home Preferred Stock issued upon the conversion of such Unvested Worldprints Shares or Restricted Worldprints Shares in the Merger will continue to be unvested and will continue to be subject to the same repurchase options, risks of forfeiture, restrictions on transfer (other than a right of first refusal) or other conditions, as applicable, immediately following the Effective Time as they were subject to immediately prior to the Effective Time, and the certificates representing such shares of Excite@Home Common Stock and Excite@Home Preferred Stock shall accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture, restrictions on transfer or other conditions. Worldprints shall use reasonable efforts to take all actions that may be necessary to ensure that, from and after the Effective Time, Excite@Home is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement and to enforce any such contractual restriction on transfer (other than a right of first refusal).

     2.2  Adjustments for Capital Changes.  Notwithstanding the provisions of
          -------------------------------
Section 2.1, if Excite@Home recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Excite@Home Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Excite@Home Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Excite@Home Common Stock into the same or a different number of shares of other classes or series of Excite@Home stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on its outstanding shares payable in shares of Excite@Home Common Stock or in shares or securities convertible into shares of Excite@Home capital stock (each, a "Capital Change") at any time after the Agreement Date and prior to the Effective Time, then the Excite@Home Average Price Per Share and the Common Stock Conversion Number and the Preferred Stock Conversion Number will each be proportionally and equitably adjusted.

     2.3  Worldprints Options.  At the Effective Time, all outstanding options
          -------------------
(collectively, "Worldprints Options") to purchase Worldprints Common Stock, including all Worldprints Options granted under Worldprints' 1999 Stock Incentive Plan, as amended (the "Worldprints Plan") will be assumed by Excite@Home. Each Worldprints Option so assumed by Excite@Home shall be entitled, in accordance with the terms of such option, to purchase after the Effective Time that number of shares of Excite@Home Common Stock, determined by multiplying (i) the number of shares of Worldprints Common Stock subject to such Worldprints Option at the Effective Time, by (ii) two times the Common Stock Conversion Number, and the exercise price per share for each such assumed Option will equal (i) the exercise price of the Worldprints Option immediately prior to the Effective Time divided by (ii) two times the Common Stock Conversion Number. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Excite@Home Common Stock subject to such option will be rounded down to the nearest whole number, with no cash being payable for such fractional share. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the Worldprints Options will otherwise be unchanged. Continuous employment with Worldprints will be credited to an optionee for purposes of determining the number of shares subject to exercise after the Effective Time. Excite@Home will cause the Excite@Home Common Stock issued upon exercise of the assumed Worldprints Options to be registered on Form S-8 of the Securities and Exchange Commission ("SEC") as soon as is practicable after the Effective Time (but no later than two whole business days after the Effective Time), will exercise reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such assumed Worldprints Options remain outstanding, will reserve a sufficient number of shares of Excite@Home Common Stock for issuance upon exercise thereof and will have caused the shares of Excite@Home Common Stock to be issued upon the exercise of assumed Worldprints Options to be approved for listing on the Nasdaq National Stock Market, subject only to official notice of issuance. Excite@Home will administer the Worldprints Plan assumed pursuant to this Section 2.3 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     2.4  Worldprints Warrants.  At the Effective Time, each of the then
          --------------------
outstanding warrants, exchangeable or convertible securities or rights to purchase or otherwise acquire, that are exercisable or convertible, ultimately or potentially, into any Worldprints Common Stock (each, a "Worldprints Warrant") shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Excite@Home and converted into a warrant or like security (each, an "Excite@Home Warrant") to purchase that number of shares of Excite@Home Common Stock determined by (i) multiplying the number of shares of Worldprints Common Stock that are subject to such Worldprints Warrant immediately prior to the Effective Time, by (ii) two times the Common Stock Conversion Number, at an exercise price per share of such Excite@Home Common Stock equal to (i) the exercise price per share of Worldprints Common Stock that was in effect for such Worldprints Warrant immediately prior to the Effective Time divided by (ii) two times the Common Stock Conversion Number. If the foregoing calculation would result in an assumed and converted Worldprints Warrant being converted into an Excite@Home Warrant that, after aggregating all the shares of Excite@Home Common Stock issuable upon the exercise of such Excite@Home Warrant, would be exercisable for a fraction of a share of Excite@Home Common Stock, then the number of shares of Excite@Home Common Stock subject to such Excite@Home Warrant will be rounded down to the nearest whole number of shares of Excite@Home Common Stock. The exercisability period and other terms and conditions of the Worldprints Warrants will remain unchanged.

     2.5  Escrow of Shares.  At the Effective Time, Excite@Home will withhold
          ----------------
from the shares of Excite@Home Common Stock and Excite@Home Preferred Stock to be issued to Worldprints Shareholders in the Merger upon conversion of their Worldprints Common Stock pursuant to Section 2.1.2 above, forty percent of the shares of Excite@Home Preferred Stock (including any fractions of a share thereof) issued to such Worldprints Shareholders pursuant to Section 2.1.2 (such withheld shares of Excite@Home Preferred Stock, any shares of Excite@Home capital stock or other securities into which such shares of Excite@Home Preferred Stock are converted or exchanged and any dividends or distributions in the form of Excite@Home capital stock or other securities of Excite@Home received in respect of such shares of Excite@Home Preferred Stock or other stock or securities to which such shares of Excite@Home Preferred Stock are converted or exchanged, being hereinafter referred to as the "Escrow Shares"), and will hold the certificates representing such Escrow Shares as security for the Worldprints Shareholders' indemnification obligations for Damages (as defined in Section 11.2) under Article 11 hereof. The Escrow Shares will be represented by a certificate or certificates issued in the names of each Worldprints Shareholder in proportion to each such shareholder's interest therein and will be held by Excite@Home, subject to the terms and conditions of this Section 2.5 and Article 11 hereof, until the Release Date (as defined in Section 11.1 hereof). Any dividend or distribution (other than a non-taxable dividend or distribution in the form of Excite@Home capital stock or other securities of Excite@Home) with respect to the Escrow Shares shall be promptly paid to the Worldprints Shareholders (in proportion to each such shareholder's interest in the Escrow Shares) and shall not be withheld in the escrow. To the extent that any dividend or distribution made with respect to the Escrow Shares prior to the Release Date (as defined in Section 11.1 hereof) or, in the case of Escrow Shares in escrow after the Release Date pursuant to the last sentence of this
Section 2.5, the date on which such Escrow Shares are released from escrow, results in a liability for tax (as defined in Section 3.7.2 hereof), such tax liability shall be that of the Worldprints Shareholders (in proportion to each such shareholder's interest in the Escrow Shares), and not of Excite@Home or Sub. Any and all voting rights with respect to the Escrow Shares shall be exercisable by the

Worldprints Shareholders or their authorized agent as of the Effective Time. Excite@Home, Sub and the Worldprints Shareholders hereby agree and acknowledge that the Escrow Shares shall be treated as transferred to and owned by the Worldprints Shareholders as of the Effective Time and all times thereafter for all tax (as defined in Section 3.7.2 hereof) purposes. Escrow Shares, other than Escrow Shares having a value (calculated pursuant to Section 11.3(a)) equal to the amount of Damages asserted in any claim which has not been resolved pursuant to the terms hereof prior to the Release Date, shall be released to the Worldprints Shareholders on the Release Date, and, in the case of any such withheld shares, upon the final resolution of such claim(s).

     2.6  Effects of the Merger.  At and upon the Effective Time:
          ---------------------

                    (a) the separate existence of Worldprints will cease and Worldprints will be merged with and into Sub, and Sub will be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") pursuant to the terms of this Agreement and the Plan of Merger;

                    (b) the Articles of Incorporation of Sub will continue unchanged and be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time;

                    (c) the Bylaws of Sub will continue unchanged and be the Bylaws of the Surviving Corporation immediately after the Effective Time;

                    (d) each share of Worldprints Common Stock that is outstanding immediately prior to the Effective Time will be converted as provided in this Article 2;

                    (e) each Worldprints Option and Worldprints Warrant that is outstanding immediately prior to the Effective Time will be assumed as provided in this Article 2;

                    (f) each share of Sub Common Stock that is outstanding immediately prior to the Effective Time will continue to be an identical share of the Surviving Corporation as provided in Section 2.1.1;

                    (g) the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Sub immediately prior to the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately prior to the Effective Time;

                    (h) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the members of the Board of Directors of Sub immediately prior to the Effective Time; and

                    (i) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.7  Securities Law Issues; Registration Rights.  Excite@Home shall issue
          ------------------------------------------
the shares of Excite@Home Common Stock and Excite@Home Preferred Stock to be issued to the Worldprints Shareholders in the Merger pursuant to Section 2.1.2 pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and/or Regulation D promulgated under the 1933 Act and the exemption from qualification under the laws of the State of Colorado and other applicable state securities laws. Excite@Home and Worldprints shall comply with all applicable provisions of, and rules under, the 1933 Act in connection with offering and issuance of shares of Excite@Home Common Stock and Excite@Home Preferred Stock in the Merger. Within two whole business days following the Effective Time, Excite@Home will cause to be filed with the SEC and use commercially reasonable efforts to cause to become effective as soon as practicable, a shelf registration statement on Form S-3 providing for the resale by (i) the Worldprints Shareholders of the shares of Excite@Home Common Stock issued to them in the Merger pursuant to Section 2.1.2 hereof, and (ii) the holders of Worldprints Warrants set forth on Schedule 2.7 to this Agreement, of
                                             ------------
the shares of Excite@Home Common Stock to be issued to them upon exercise of their Worldprints Warrants, all pursuant to the terms and conditions of Article 12 hereof.

     2.8  Tax-Free Reorganization; No Representations by Excite@Home.
          ----------------------------------------------------------

                    (a) The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code by virtue of the provisions of
Section 368(a)(2)(D) of the Code. However, Excite@Home makes no representations or warranty to Worldprints or to any Worldprints Shareholder or other holder of Worldprints securities regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Worldprints Shareholder or such holder of this Agreement, the Plan of Merger, the Merger or any of the other transactions or agreements contemplated hereby, and Worldprints and the Worldprints Shareholders acknowledge that Worldprints and the Worldprints Shareholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

                    (b) Worldprints and the Worldprints Shareholders make no representations or warranty to Excite@Home or to Sub regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to Excite@Home or Sub or such holder of this Agreement, the Plan of Merger, the Merger or any of the other transactions or agreements contemplated hereby, and Excite@Home and Sub acknowledge that Excite@Home and Sub are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

                    (c) After the Merger, Excite@Home and Sub shall: (i) report on their respective tax returns and tax filings the transactions contemplated by this Agreement as a tax-free reorganization (except for cash paid in lieu of fractional shares) under Section 368(a)(1) of the Code; (ii) keep their records and file in connection with their federal and state income tax returns all such information as may be required by Section 1.368-3 of the Treasury Regulations (and corresponding state rules and regulations) with respect to the transactions contemplated by this Agreement; and (iii) refrain from taking any position in connection with their federal or state income tax returns that would be inconsistent with such qualification of the transactions contemplated hereunder as a tax-free reorganization (except for cash paid in lieu of fractional shares) under Section 368(a)(1) of the Code.

     2.9  Further Assurances.  If, at any time after the Effective Time,
          ------------------
Excite@Home believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Excite@Home, the Surviving Corporation and their respective officers and directors will execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement, in the name of Worldprints or otherwise.

                                   Article 3
        Representations and Warranties of Worldprints and the Founders

     Worldprints and each Worldprints Founder represents and warrants to Excite@Home that, except as set forth in the letter addressed to Excite@Home from Worldprints and dated as of the Agreement Date (including all schedules thereto) which has been delivered by Worldprints to Excite@Home concurrently with the parties' execution of this Agreement (the "Worldprints Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date (as defined in Section 7.1 hereof). For all purposes of this Agreement, the statements contained in the Worldprints Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Worldprints and each Worldprints Founder under Article 3 of this Agreement.

     The receipt by Excite@Home of information pursuant to Section 5.1 or otherwise on or before the Closing, shall not limit the right of Excite@Home under Article 9 to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties made by the representing party in this Agreement (as provided in Article 9) and the performance in all material respects of the covenants of Worldprints made in this Agreement (without regard to such information) and to receive a certificate with respect to the same.

     3.1  Organization and Good Standing.  Worldprints is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Colorado. Worldprints and each of its subsidiaries has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except in any jurisdiction in which the failure to so qualify or be in good standing would not be reasonably expected to have a Material Adverse Effect on Worldprints. Worldprints has delivered to Excite@Home true and correct copies of the currently effective Articles of Incorporation and Bylaws or other charter documents, as applicable, of Worldprints and each of its subsidiaries, each as amended to date. Neither Worldprints nor any of its subsidiaries is in violation of its Articles of Incorporation, Bylaws or other charter documents. Chautauqua Publishing Group, LLC is a wholly-owned subsidiary of Worldprints, and is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado.

     3.2  Subsidiaries.  Except for Chautauqua Publishing Group, LLC,
          ------------
Worldprints does not have any subsidiary or any equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. Worldprints owns all the issued and outstanding membership interests of Chautauqua Publishing Group, LLC, free and clear of all Encumbrances. Worldprints is not obligated to make and is not bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

     3.3  Power, Authorization and Validity.
          ---------------------------------

          3.3.1  Power and Authority.  Worldprints has all requisite corporate
                 -------------------
power and authority to enter into, execute, deliver, and perform its obligations under, this Agreement and all Worldprints Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance by Worldprints of this Agreement and each of the Worldprints Ancillary Agreements have been duly and validly approved and authorized by Worldprints' Board of Directors, and, to the extent shareholder approval is required under Worldprints' Articles of Incorporation or Bylaws or under applicable law or regulation, have been duly and validly approved and adopted by Worldprints' shareholders in full compliance with applicable law and Worldprints' Articles of Incorporation and Bylaws, each as amended.

          3.3.2  No Consents.  No consent, approval, order or authorization of,
                 -----------
or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "Governmental Authority"), or any other person or entity, governmental or otherwise (including, without limitation, any consent, approval, order, authorization, registration, declaration or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act")), is necessary or required to be made or obtained by Worldprints to enable Worldprints to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Worldprints Ancillary Agreements, or to consummate the Merger, except for the filing of the Plan of Merger with the Colorado Secretary of State as required under Colorado law. The aggregate HSR Assets of Worldprints, do not, and will not immediately prior to Closing of the Merger, equal or exceed $10,000,000, and, to Worldprints' knowledge, there is no person, or group of persons under Common Control, who Control(s) Worldprints. For purposes of this Section the term "HSR Assets" means the total assets (as set forth on the most recent regularly prepared balance sheet) of Worldprints, and, to the extent they are not consolidated in such balance sheet, the total assets (as set forth on the most recent regularly prepared balance sheet(s)) of all entities Controlled by Worldprints. For the purposes of this Section, the term "Control," or "Controlling" means either: (i) holding beneficial ownership, whether direct, or indirect through fiduciaries, agents, controlled entities or other means, of fifty percent or more of the outstanding voting securities of an issuer; or (ii) in the case of an entity that has no outstanding voting securities, having the right to fifty percent or more of the profits of the entity, or having the right in the event of dissolution to fifty percent or more of the assets of the entity; or (iii) having the contractual power presently to designate fifty percent or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. For the purposes of this Section, "Common Control" means sharing an Ultimate Parent. For the purposes of this Section, "Ultimate Parent" means a person who is not Controlled by any other entity.

          3.3.3  Enforceability.  This Agreement and each of the Worldprints
                 --------------
Ancillary Agreements are, or when executed by Worldprints and the Worldprints Founders will be, valid and binding obligations of Worldprints and the Worldprints Founders, enforceable against Worldprints and the Worldprints Founders in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Notwithstanding the foregoing, Worldprints makes no representation or warranty in this Section 3.3.3 with regard to the Worldprints Founders.

     3.4  Capitalization of Worldprints.
          -----------------------------

          3.4.1  Outstanding Securities.  The authorized capital stock of
                 ----------------------
Worldprints consists entirely of: (i) 10,000,000 shares of Worldprints Common Stock, of which a total of 1,896,067 shares are issued and outstanding and 5,000,000 shares of Worldprints Preferred Stock, none of which are issued and outstanding. The number of issued and outstanding shares of Worldprints Common Stock issued by Worldprints to each of the Worldprints Shareholders are set forth in Schedule 3.4.1(a) to this Agreement. No other shares of Worldprints
         -----------------
Common Stock are issued or outstanding. Worldprints holds no treasury shares. To Worldprints' and each of the Worldprints Founders' knowledge (such knowledge, in this instance, being based solely upon a review of Worldprints' written corporate records), each of the Worldprints Shareholders has good and marketable title to that number of shares of Worldprints Common Stock as set forth beside such person's name on Schedule 3.4.1(a), free and clear of all Encumbrances or any restrictions on voting, except as set forth in Item 3.4.1 to the Worldprints Disclosure Letter. An aggregate of 400,000 shares of Worldprints Common Stock are reserved and authorized for issuance pursuant to the Worldprints Plan, of which options (including New Worldprints Options) to purchase a total of 323,559 shares of Worldprints Common Stock are outstanding, and there are outstanding additional options granted outside of the Worldprints Plan to purchase a total of 4,508 shares of Worldprints Common Stock. Additionally, there are Worldprints Warrants to acquire an aggregate of 274,071 shares of Worldprints Common Stock.
Schedule 3.4.1(b) of this Agreement lists for each Person to whom Worldprints
-----------------
has issued Worldprints Options and Worldprints Warrants, the name of the person to whom each such Worldprints Option or Worldprints Warrant was issued, the exercise price for each such Worldprints Option and Worldprints Warrant, the number of shares or other securities covered by each such Worldprints Option and Worldprints Warrant, and the vesting schedule and the extent each such Worldprints Option and Worldprints Warrant are vested as of the Agreement Date. True and complete copies of each Worldprints Option and Worldprints Warrant have been delivered by Worldprints to Excite@Home. Except as set forth in Item 3.4.1(c) to the Worldprints Disclosure Letter, the vesting or exercisablility (or any other material terms) of any Worldprints Option or Worldprints Warrant will not accelerate or otherwise change (except as expressly contemplated by Sections 2.3 and 2.4 of this Agreement) as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated thereby.

          As of the Closing Date, there will have been no change in the authorized or outstanding capital stock of Worldprints as represented in the foregoing sentences of this Section 3.4.1. All issued and outstanding shares of Worldprints' Common Stock and all of the issued and outstanding membership interests of Chautauqua Publishing Group, LLC have been duly authorized and validly issued, are fully paid and nonassessable, and except as set forth in certain Worldprints shareholder agreements, copies of which have been delivered to Excite@Home and each of which are listed on Item 3.4.1(c) to the Worldprints Disclosure Letter, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by Worldprints in compliance with (i) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Worldprints and each of the Worldprints Founders, other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments. All shares of Worldprints Common Stock subject to issuance under Worldprints Options and Worldprints Warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Worldprints Options and Worldprints Warrants have been issued and granted in compliance with
(i) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Worldprints and each of the Worldprints Founders, other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments.

          3.4.2  No Other Options, Warrants or Rights. Other than as set forth
                 ------------------------------------
in Section 3.4.1 above, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Worldprints' authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Worldprints' capital stock or obligating Worldprints to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement, and there is no liability for dividends accrued but unpaid.

          3.4.3  No Voting Arrangements or Registration Rights. Except as set
                 ---------------------------------------------
forth in Item 3.4.3 to the Worldprints Disclosure Letter, there are no voting agreements, voting trusts, proxies, preemptive rights, rights of first refusal, rights of first offer or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Worldprints' outstanding capital stock or any Worldprints Options or Worldprints Warrants or to the conversion of any shares of Worldprints' capital stock in the Merger pursuant to any agreement or obligation to which Worldprints is a party or, to Worldprints' or any Worldprints Founder's knowledge, pursuant to any other agreement or obligation. Worldprints is not under any obligation to register under the 1933 Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued except as set forth in Item 3.4.3 to the Worldprints Disclosure Letter.

     3.5  No Conflict.  Except as set forth in Item 3.5 to the Worldprints
          -----------
Disclosure Letter, neither the execution and delivery of this Agreement nor any of the Worldprints Ancillary Agreements by Worldprints or the Worldprints Founders, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under: (i) any provision of the Articles of Incorporation or Bylaws or other charter documents of Worldprints or any of its subsidiaries as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Worldprints or any of its subsidiaries or any of their respective assets or properties, except where such breach or violation would not have a Material Adverse Effect on Worldprints; or (iii) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Worldprints or any of its subsidiaries is a party or by which Worldprints or any of its subsidiaries or any of their respective material assets or properties are bound. Neither Worldprints' entering into this Agreement nor the consummation of the Merger or the transactions contemplated thereby will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the effectiveness of the Merger. The consummation of the Merger by Worldprints will not require the consent, release, waiver or approval of any third party (including, without limitation, the consent of any party required to be obtained in order to keep any agreement or contract between such party and Worldprints (or any of its subsidiaries) in effect following the Merger or to provide that Worldprints (and/or any of its subsidiaries) is not in breach or violation of any such contract or agreement following the Merger), other than the required approval of Worldprints' shareholders.

     3.6  Litigation.  There is no action, claim, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation (each, an "Action") pending against Worldprints or any of its subsidiaries (or against any officer, director, employee or agent of Worldprints or any of its subsidiaries in their capacity as such or relating to their employment, services or relationship with Worldprints or such subsidiary) before any court, administrative agency or arbitrator, nor, to Worldprints' or any Worldprints Founder's knowledge, except as set forth in
Item 3.6 to the Worldprints Disclosure Letter, has any Action been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Worldprints. Except as set forth in Item 3.6 to the Worldprints Disclosure Letter, there is no basis for any person, firm, corporation or other entity to assert a claim against Worldprints based upon: (a) Worldprints' entering into this Agreement or any Worldprints Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Worldprints Ancillary Agreement; (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the capital stock of Worldprints or any rights as a Worldprints shareholder, including any option, warrant or preemptive rights or rights to notice or to vote, other than for the normal rights of the Worldprints Shareholders with respect to the Worldprints Common Stock shown as being owned by such persons on Schedule 3.4.1(a) hereof and the normal rights of holders of Worldprints Options and Worldprints Warrants shown as being owned by such holders on Schedule 3.4.1(b) hereof.

     3.7  Taxes.
          -----

          3.7.1 Worldprints and its predecessor have timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date (as defined in Section 3.8 below) is fully reflected on the Balance Sheet (as defined in Section 3.8 below) and in any more recent balance sheet of Worldprints provided by Worldprints to Excite@Home on or before the Agreement
Date), has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete, and Worldprints has provided Excite@Home with true and correct copies of such returns and reports. Worldprints is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against Worldprints, any of its subsidiaries, or any of the officers, employees or agents of Worldprints or any of its subsidiaries in their capacity as such. Worldprints has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including, but not limited to, any sales or use tax authority) regarding Worldprints or any of its subsidiaries or (b) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of Worldprints, its predecessor or any of its subsidiaries is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit and all taxes and any penalties or interest determined by such audit to be due from Worldprints or any of its subsidiaries have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of Worldprints or any of its subsidiaries or other liens which arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by Worldprints of any statute of limitations with respect to any taxes to any extension of time for filing any tax return which has not been filed; and Worldprints has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. Worldprints is not a "personal holding company" within the meaning of the Code. Worldprints has not filed any election under Section 341(f) of the Code. Worldprints and its subsidiaries have each withheld with respect to each of its employees and independent contractors all taxes, including, but not limited to, federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, Worldprints has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and Worldprints has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

          3.7.2 For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

     3.8  Worldprints Financial Statements.  Worldprints has delivered to
          --------------------------------
Excite@Home as an attachment to the Worldprints Disclosure Letter the unaudited consolidated balance sheets of Worldprints or its predecessor dated as of December 31, 1998, December 31, 1999 and February 29, 2000, respectively, and Worldprints' or its predecessor's unaudited consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity (or, as applicable, statement of changes in members' interests) for the years ended December 31, 1998 and December 31, 1999, and for the two-month period ended February 29, 2000 (all such financial statements of Worldprints and any notes thereto are hereinafter collectively referred to as the "Worldprints Financial Statements"). The Worldprints Financial Statements (a) are derived from and in accordance with the books and records of Worldprints, (b) fairly present the financial condition of Worldprints at the dates therein indicated and the results of operations for the periods therein specified (subject to normal year-end adjustments which are not material in amount) and (c) have been prepared in accordance with United States generally accepted accounting principles

("GAAP") applied on a basis consistent with prior periods except for any absence of notes thereto. Worldprints has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on Worldprints' unaudited balance sheet as of February 29, 2000 included in the Worldprints Financial Statements (the "Balance Sheet"), and (ii) those that may have been incurred after February 29, 2000 (the "Balance Sheet Date") in the ordinary course of Worldprints' business consistent with its past practices, and that are not material in amount, either individually or collectively, and are not required to be set forth in the Balance Sheet under GAAP. All reserves established by Worldprints that are set forth in or reflected in the Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5.

     3.9   Title to Properties.  Worldprints and each of its subsidiaries have
           -------------------
good and marketable title to all of their respective assets and properties (including, but not limited to, those shown on the Balance Sheet), free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable. All machinery, vehicles, equipment and other tangible personal property owned or leased by Worldprints and its subsidiaries or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Worldprints or any of its subsidiaries is a party are fully effective and afford Worldprints or its subsidiary, as applicable, peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. Neither Worldprints nor any of its subsidiaries owns any real property. Neither Worldprints nor any of its subsidiaries is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, the violation of which would have a Material Adverse Effect, nor has Worldprints received any notice of violation of law with which it has not complied. Item 3.9 to the
                                                           --------
Worldprints Disclosure Letter sets forth a complete and accurate list of all personal property owned or leased by Worldprints or any of its subsidiaries with an individual value of $1,000 or greater.

     3.10  Absence of Certain Changes.  Except as set forth in Item 3.10 to the
           --------------------------
Worldprints Disclosure Letter, since the Balance Sheet Date, Worldprints has operated its business in the ordinary course consistent with its past practice and, since such date, there has not been with respect to Worldprints or any of its subsidiaries any:

                    (a)  Material Adverse Change;

                    (b) amendment or change in the Articles of Incorporation or Bylaws of Worldprints;

                    (c) incurrence, creation or assumption by Worldprints or any of its subsidiaries of (i) any Encumbrance on any of the assets or properties of Worldprints or any of its subsidiaries; (ii) any obligation or liability or any indebtedness for borrowed money, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

                    (d) grant or issuance of any options, warrants or other rights to acquire from Worldprints or any of its subsidiaries, directly or indirectly, or any offer, issuance or sale by Worldprints of any debt or equity securities of Worldprints or any of its subsidiaries;

                    (e) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Worldprints' capital stock, or any acceleration or release of any right to repurchase shares of Worldprints' capital stock upon the shareholder's termination of employment or services with Worldprints or any subsidiary of Worldprints or pursuant to any right of first refusal;

                    (f) payment or discharge by Worldprints or any of its subsidiaries of any Encumbrance on any asset or property of Worldprints or any of its subsidiaries, or the payment or discharge of any liability that was not either shown on the Balance Sheet or incurred in the ordinary course of Worldprints' business after the Balance Sheet Date in an amount not in excess of $10,000 for any single liability to a particular creditor;

                    (g) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Worldprints other than a license of any product or products of Worldprints or any of its subsidiaries made in the ordinary course of Worldprints' business consistent with its past practice;

                    (h) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or reasonably likely with the passage of time to have) a Material Adverse Effect on Worldprints;

                    (i) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Worldprints, any split, combination or recapitalization of the capital stock of Worldprints or any direct or indirect redemption, purchase or other acquisition of any capital stock of Worldprints or any change in any rights, preferences, privileges or restrictions of any outstanding security of Worldprints;

                    (j) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of Worldprints or any of its subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement (including, without limitation, stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Worldprints' business consistent with its past practice;

                    (k) change with respect to the management, supervisory or other key personnel of Worldprints;

                    (l) obligation or liability incurred by Worldprints or any of its subsidiaries to any of its officers, directors or shareholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Worldprints' business consistent with its past practice;

                    (m) making by Worldprints or any of its subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of Worldprints or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                    (n) entering into, amendment of, relinquishment, termination or non-renewal by Worldprints of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice or any written or oral indication or assertion by the other party thereto of any material problems with Worldprints' (or any of its subsidiaries') services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

                    (o) material change in the manner in which Worldprints or any of its subsidiaries extends discounts, credits or warranties to customers or otherwise deals with its customers;

                    (p) entering into by Worldprints or any of its subsidiaries of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Worldprints or any of its subsidiaries involving in excess of $25,000 or that is not entered into in the ordinary course of Worldprints' business, or the conduct of any business or operations other than in the ordinary course of Worldprints' business;

                    (q) any license, transfer or grant of a right under any Worldprints IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of Worldprints' business; or

                    (r) any agreement or arrangement made by Worldprints or any of its subsidiaries to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of Worldprints set forth in
Article 3 of this Agreement untrue or incorrect as of the date when made.

          3.11  Contracts and Commitments/Licenses and Permits.  Item 3.11 to
                ----------------------------------------------   ---------
the Worldprints Disclosure Letter sets forth a list of each of the following (i) written or oral contracts, agreements, commitments or other instruments to which Worldprints or any of its subsidiaries is a party or to which Worldprints or any of its subsidiaries or any of their respective assets or properties is bound and
(ii) licenses and permits held by Worldprints:

                    (a) any website hosting, website linking, content or data sharing, data feed, information exchange, advertising, fee sharing, lead or customer referral, commerce, co-branding, framing, service, order or transaction processing or similar agreement relating to any aspect or element of any of the Worldprints Websites or any other website;

                    (b) any distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Worldprints or any of its subsidiaries;

                    (c) any continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from Worldprints or any of its subsidiaries in an amount in excess of $25,000 per annum which is not terminable on ninety or fewer days' notice without cost or other liability to Worldprints;

                    (d) any contract or commitment in which Worldprints or any of its subsidiaries has granted or received most favored customer pricing provisions or exclusive marketing, on-line distribution or other rights relating to any product or service, group of products or services, market or geographic territory;

                    (e) any contract providing for the development of any software, content (including, without limitation, textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) Worldprints and/or any of its subsidiaries, or providing for the purchase or license of any software, content (including, without limitation, textual content and visual or graphics content), technology or intellectual property to (or for the benefit or use of) Worldprints and/or any of its subsidiaries, which software, content, technology or intellectual property is in any manner used or incorporated (or is contemplated by Worldprints to be used or incorporated) (i) in connection with any aspect or element of any of the Worldprints Websites; (ii) in any product or service currently sold, licensed, provided, leased, distributed or marketed by Worldprints or any of its subsidiaries (other than software generally available to the public at a per copy license fee of less than $500 per copy);

                    (f) any joint venture or partnership contract or agreement or other agreement which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party;

                    (g) any contract or commitment for or relating to the employment of any officer, employee or consultant of Worldprints or any of its subsidiaries or any other type of contract or understanding with any officer, employee or consultant of Worldprints or any of its subsidiaries that is not immediately terminable by Worldprints or the applicable Worldprints subsidiary without cost or other liability;

                    (h) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                    (i) any lease or other agreement under which Worldprints or any of its subsidiaries is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $10,000 per annum;

                    (j) any agreement or arrangement for the sale, licensing or leasing of any assets, properties, products, services or rights having a value in excess of $10,000;

                    (k) any agreement that restricts Worldprints or any of its subsidiaries from engaging in any aspect of its business, from participating or competing in any line of business or market or that restricts Worldprints or any of its subsidiaries from engaging in any business in any market or geographic area;

                    (l)  any Worldprints IP Rights Agreement (as defined in
Section 3.13);

                    (m) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Worldprints or any of its subsidiaries or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor;

                    (n) any consulting or similar agreement under which Worldprints or any of its subsidiaries provides any advice or services to a third party for an annual compensation to Worldprints of $20,000 per year or more;

                    (o)  any contract with or commitment to any labor union;

                    (p) any contract or arrangement under which Worldprints or any of its subsidiaries has made any commitment to develop any new technology, to deliver any software currently under development or to enhance or customize any software;

                    (q) any other agreement, contract, commitment or instrument that is material to the business of Worldprints or any of its subsidiaries or that involves a future commitment by Worldprints or any of its subsidiaries in excess of $25,000; and

                    (r)  any Governmental Permit (as defined in Section 3.14.4).

  A true and complete copy of each agreement or document required by this subsections (a) through (q) of this Section to be listed on Item 3.11 to the
                                                            ---------
Worldprints Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Worldprints Material Agreements") and a copy of each Governmental Permit required by subsection (r) of this Section to be listed on Item 3.11 to the Worldprints Disclosure Letter has been delivered to Excite@Home.

     3.12  No Default; No Consent Required; No Restrictions. Neither Worldprints
           ------------------------------------------------
nor any of its subsidiaries is in material breach or default under any Worldprints Material Agreement. Neither Worldprints nor any of its subsidiaries has any material liability for renegotiation of government contracts or subcontracts, if any. Except as set forth in Item 3.12 to the Worldprints
                                             ---------
Disclosure Letter, no consent, notice or approval of any third party is required to ensure that, following the Effective Time, any Worldprints Material Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any Worldprints Ancillary Agreement. Except as set forth in
Item 3.12 to the Worldprints Disclosure Letter, neither Worldprints nor any of
---------
its subsidiaries is a party to, and no asset or property of Worldprints or any of its subsidiaries is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, purports to restrict or prohibit, Worldprints or any of its subsidiaries or, following the Effective Time, the Surviving Corporation or Excite@Home, from freely engaging in any business now conducted by any of them or from competing anywhere in the world (including, without limitation, any contracts, covenants or agreements restricting the geographic area in which Worldprints or any of its subsidiaries may sell, license, market, distribute or support any products or technology or provide services, or restricting the markets, customers or industries that Worldprints or any of its subsidiaries may address in operating their respective businesses), or includes any grants by Worldprints of exclusive rights or licenses. Except as set forth in Item 3.12 to the Worldprints
                                           ---------
Disclosure Letter, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Worldprints Material Agreement, (b) give any third party (i) the right to declare a default or exercise any remedy under any Worldprints Material Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule under any Worldprints Material Agreement, (iii) the right to accelerate the maturity or performance of any obligation of Worldprints or any of its subsidiaries under any Worldprints Material Agreement, or (iv) the right to cancel, terminate or modify any Worldprints Material Agreement, except in each such case for such defaults, acceleration rights, termination rights and other rights that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Worldprints. Except as set forth in Item 3.12 to the Worldprints Disclosure Letter, neither
                       ---------
Worldprints nor any subsidiary of Worldprints has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Worldprints Material Agreement.

     3.13  Intellectual Property.
           ---------------------

           3.13.1 Worldprints and its subsidiaries own, or have the valid right or license to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property Rights (as defined below) and Worldprints Materials (as defined below) necessary or required for the conduct of the business of Worldprints and its subsidiaries as presently conducted, including, without limitation, the operation of each of the Worldprints Websites (such Intellectual Property Rights together with the Worldprints Materials being hereinafter collectively referred to as the "Worldprints IP Rights"). As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, moral and economic rights of authors and inventors, however denominated, throughout the world, rights of privacy and publicity, mask work rights, mask work registrations and applications therefor, inventions, trade secrets and know-how. As used herein, the term "Worldprints Materials" means, collectively, all user data, databases, data collection, datamarks, database architectures and all rights therein, franchises, licenses, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records.

           3.13.2 Neither the execution, delivery and performance of this Agreement, the Plan of Merger, or the consummation of the Merger and the other transactions contemplated hereby and/or by Worldprints Ancillary Agreements will: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Worldprints IP Right to which Worldprints or any of its subsidiaries is a party (collectively, the "Worldprints IP Rights Agreements"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Worldprints IP Right; or (c) materially impair the right of Worldprints or the Surviving Corporation to use, possess, sell or license any Worldprints IP Right or portion thereof. Except as set forth in Item 3.13.2 to the Worldprints Disclosure
                                -----------
Letter, there are no royalties, honoraria, fees or other payments payable by Worldprints or any of its subsidiaries to any third person by reason of the ownership, use, possession, license, sale, marketing, advertising or disposition of any Worldprints IP Rights by Worldprints or any of its subsidiaries.

           3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service (including, without limitation, any product or service offered to users of any of the Worldprints Websites) currently licensed, utilized, sold, provided or furnished by Worldprints or any of its subsidiaries violates any license or agreement between Worldprints and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and, except as set forth in Item 3.13.3 to the Worldprints
                                                -----------
Disclosure Letter, there is not pending or, to the knowledge of Worldprints or any Worldprints Founder, threatened, any claim or litigation contesting the validity, ownership or right of Worldprints or any of its subsidiaries to use, possess, sell, market, advertise, license or dispose of any Worldprints IP Right nor, to the knowledge of Worldprints or any Worldprints Founder, is there any basis for any such claim nor, except as set forth in Item 3.13.3 to the
                                                     -----------
Worldprints Disclosure Letter, has Worldprints received any notice asserting that any Worldprints IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Worldprints or any of the Worldprints Founders, is there any basis for any such assertion.

           3.13.4 To Worldprints' and each of the Worldprints Founders' knowledge, no employee, consultant or independent contractor of Worldprints or any subsidiary of Worldprints: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with Worldprints; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Worldprints or any of its subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including, without limitation, Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Intellectual Property related thereto. To Worldprints' and each of the Worldprints Founders' knowledge, the employment of any employee of Worldprints or any subsidiary of Worldprints or the use by Worldprints or any subsidiary of Worldprints of the services of any consultant or independent contractor does not subject Worldprints or any such subsidiary to any liability to any third party.

           3.13.5 To Worldprints' and each of the Worldprints Founders' knowledge, except as set forth on Item 3.13.5 to the Worldprints Disclosure
                                  -----------
Letter, there are no and will be no royalties, honoraria, fees or other payments (other than salaries payable to employees and amounts payable to independent contractors not contingent on or related to use of their work product) pursuant to agreements in effect as of the Effective Time payable by Worldprints or any of its subsidiaries to any third person by reason of the ownership, use, possession, license, copying, modifying, making derivative works of, sale, marketing, advertising and/or disposition of any Worldprints IP Rights by Worldprints or any of its subsidiaries before or after the Closing Date.

           3.13.6 Worldprints has taken commercially reasonable and adequate precautions to protect, preserve and maintain the secrecy and confidentiality of the Worldprints IP Rights and all Worldprints' ownership interests and proprietary rights therein. All officers, employees and consultants of Worldprints and its subsidiaries having access to proprietary information of Worldprints or its subsidiaries, its customers or business partners, have executed and delivered to Worldprints an agreement regarding the protection of such proprietary information and the assignment of inventions to Worldprints; and copies of the form of all such agreements have been delivered to Excite@Home. Worldprints has secured valid written assignments from all consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Worldprints IP Rights, of the rights to such contributions that may be owned by such persons or that Worldprints does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Worldprints or of any subsidiary of Worldprints has any right, license, claim or interest whatsoever in or with respect to any Worldprints IP Rights.

           3.13.7  Item 3.13.7 to the Worldprints Disclosure Letter contains a
                   -----------
true and complete list of (i) all worldwide registrations by Worldprints or its subsidiaries of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Worldprints or its subsidiaries to secure, perfect or protect its interest in Worldprints IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks of Worldprints or its subsidiaries. All patents, and all registered trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses and copyrights held by Worldprints or its subsidiaries are valid, enforceable and subsisting. Each material registered item of Worldprints Intellectual Property is valid and subsisting, and, to Worldprints' and each of the Worldprints Founders' knowledge, all necessary registration maintenance and renewal fees currently due in connection with such registered item of Worldprints Intellectual Property have been paid and filed with the appropriate patent, copyright, trademark or other Governmental Authority in the Untied States or in applicable foreign jurisdictions, as the case may be, for the purposes of maintaining and preserving such item of Worldprints Intellectual Property.

           3.13.8  Item 3.13.8 to the Worldprints Disclosure Letter contains a
                   -----------
true and complete list of (i) all licenses, sublicenses and other agreements as to which Worldprints or any of its subsidiaries is a party and pursuant to which any person or entity is authorized to use any Worldprints IP Rights, and (ii) all licenses, sublicenses and other agreements as to which Worldprints or any of its subsidiaries is a party and pursuant to which Worldprints or any of its subsidiaries is authorized to use any third-party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, or copyrights, including, but not limited to, software ("Third Party IP Rights") which would be infringed by, or are incorporated in, or form a part of, any product or service sold, licensed, distributed, provided or marketed by Worldprints or any of its subsidiaries.

           3.13.9  Except as set forth in Item 3.13.9 to the Worldprints
                                          -----------
Disclosure Letter, neither Worldprints nor any of its subsidiaries, nor any other party acting on its or their behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any Worldprints Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any party of any Worldprints Source Code (as defined below). Item 3.13.9 to the Worldprints Disclosure Letter
                         -----------
identifies each contract, agreement and instrument (whether written or oral) pursuant to which Worldprints has deposited, or is or may be required to deposit, with an escrowholder or any other party, any Worldprints Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, in and of itself, would reasonably be expected to result in the release from escrow of any Worldprints Source Code. As used in this Section 3.13.9, "Worldprints Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code of the Image Catcher Wallpaper/Screensaver software currently made available on the Worldprints Websites.

           3.13.10  Except as set forth in Item 3.13.10 to the Worldprints
                                           ------------
Disclosure Letter, to Worldprints' and each of the Worldprints Founders' knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Worldprints IP Rights or any of its subsidiaries by any third party, including any employee or former employee of Worldprints or any of its subsidiaries. Except as set forth in Item 3.13.10 to the Worldprints
                                         ------------
Disclosure Letter, neither Worldprints nor any of its subsidiaries has agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed, leased, supplied, marketed, distributed, or provided by Worldprints.

           3.13.11 To Worldprints' and each of the Worldprints Founders' knowledge, all software developed by Worldprints and licensed by Worldprints or any of its subsidiaries to customers and all other products manufactured, sold, licensed, leased or delivered by Worldprints or any of its subsidiaries to customers and all services provided by Worldprints or any of its subsidiaries to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and neither Worldprints nor any of its subsidiaries has any material liability (and, to Worldprints' and each of the Worldprints Founders' knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Worldprints or any of its subsidiaries giving rise to any liability that could have a Material Adverse Effect on Worldprints) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

           3.13.12 All of the software and other technology developed by Worldprints or any of its subsidiaries is Year 2000 Compliant. To Worldprints' and each of the Worldprints Founders' knowledge, all software, hardware and other technology utilized by Worldprints in connection with any of the Worldprints Websites or otherwise used in connection with the Worldprints business as presently conducted are Year 2000 Compliant. "Year 2000 Compliant" means, as applied to software or other technology, that: (i) such software or other technology will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software or other technology has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, corruption or impact to current and/or future operations; and (iii) such software or other technology will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century. This warranty does not apply to any failure or error to the extent caused by third-party owned software or other technology that was not developed by Worldprints or any of its subsidiaries or which is not utilized by Worldprints in connection with any of the Worldprints Websites or otherwise used in connection with the Worldprints business as currently conducted.

     3.14  Compliance with Laws.
           --------------------

           3.14.1 Worldprints and each of its subsidiaries has complied, and is now and at the Closing Date will be in material compliance with, all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its material assets, properties, and business (and any regulations promulgated thereunder) (collectively, "Applicable Law"). Worldprints and each of its subsidiaries hold all valid licenses and other governmental permits that are necessary and/or legally required to be held by them to conduct their respective businesses as presently conducted, except where the failure to hold such licenses or permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Worldprints.

           3.14.2 Each of the Worldprints Websites and all materials and products distributed or marketed by Worldprints have at all times made all disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any Worldprints Website or in any such materials have been inaccurate, misleading or deceptive, except where the failure to make such disclosures, or where such inaccurate, misleading or deceptive disclosures, individually or in the aggregate, would not have a Material Adverse Effect on Worldprints.

           3.14.3 Worldprints and each of its subsidiaries has at all times been in compliance with Applicable Laws relating to the privacy of users of each of the Worldprints Websites, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on Worldprints.

           3.14.4 Worldprints and each of its subsidiaries holds all permits, licenses and approvals from, and has made all filings with, government (and quasi-governmental) agencies and authorities, that are necessary for Worldprints to conduct its present business without any violation of Applicable Law ("Governmental Permits") and all such Governmental Permits are in full force and effect, except where the failure to hold such licenses or permits, or make such filings, or maintain such Governmental Permits in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Worldprints. Neither Worldprints nor any of its subsidiaries has received any notice or other communication from any Governmental Authority (or quasi-governmental authority) regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

          3.14.5 Neither Worldprints nor any of its subsidiaries, nor any director, officer, agent or employee of Worldprints and/or any of its subsidiaries, has, for or on behalf of Worldprints or any of its subsidiaries,
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     3.15  Certain Transactions and Agreements.  Except as set forth in Item
           -----------------------------------
3.15 to the Worldprints Disclosure Letter, none of the officers or directors of Worldprints, the Worldprints Founders, or, to Worldprints' or the Worldprints Founders' knowledge, the Worldprints Shareholders or employees of Worldprints, nor to Worldprints' or the Worldprints Founders' knowledge, any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Worldprints (except with respect to any interest in less than five percent of the stock of any corporation whose stock is publicly traded). Except as set forth in Item 3.15 to the Worldprints Disclosure Letter, none of said officers or directors, or the Worldprints Founders, nor to Worldprints' or the Worldprints Founders' knowledge, any of the Worldprints Shareholders or Worldprints employees, nor any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with Worldprints, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Excite@Home and except for agreements related to the purchase of the stock of Worldprints by such persons. None of said officers or directors, or the Worldprints Founders, nor to Worldprints' or the Worldprints Founders' knowledge, any of the Worldprints Shareholders or Worldprints employees, nor their family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Worldprints IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of Worldprints, except for the normal rights of a shareholder.

     3.16  Employees, ERISA and Other Compliance.
           -------------------------------------

           3.16.1 Worldprints and its subsidiaries are in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. A list of all employees, officers and consultants of Worldprints and its subsidiaries and their current title and/or job description and compensation is set forth on Item 3.16.1 to Worldprints Disclosure Letter. Worldprints and
                -----------
its subsidiaries do not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

           3.16.2 Neither Worldprints nor any of its subsidiaries (i) now is, nor has ever been, subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (iv) has any current labor disputes. Worldprints and its subsidiaries have good labor relations, and Worldprints and the Worldprints Founders have no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a Material Adverse Effect on such labor relations, and have no knowledge that any of their key employees intends to leave their employ. Except as provided in Item 3.16.2 to the Worldprints Disclosure Letter, all of the employees of Worldprints and its subsidiaries are legally permitted to be employed by Worldprints or its subsidiaries in the United States of America in their current job capacities.

          3.16.3 Neither Worldprints nor any of its subsidiaries has any pension plan which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of Worldprints or any of its subsidiaries is subject to Title IV of ERISA.

          3.16.4    (a)  Item 3.16.4 to the Worldprints Disclosure Letter lists
                         -----------
each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Worldprints or any of its subsidiaries and covers any employee or former employee of Worldprints or any of its subsidiaries. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as "Worldprints Benefit Arrangements."

                    (b) Each Worldprints Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Worldprints Benefit Arrangement, and each such Worldprints Benefit Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Tax Reform Act of 1986 (a copy of which letter(s) have been delivered to Excite@Home).

                    (c) Worldprints has delivered to Excite@Home a complete and correct copy and description of each Worldprints Benefit Arrangement.

                    (d) Worldprints (and/or its subsidiary, if applicable) has timely filed and delivered to Excite@Home and its counsel the most recent annual report (Form 5500) for each Worldprints Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

                    (e) Neither Worldprints nor any of its subsidiaries has ever been a participant in any "prohibited transaction", within the meaning of
Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Worldprints or any of its subsidiaries sponsors as employer or in which Worldprints or any of its subsidiaries participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

                    (f) All contributions due from Worldprints or any of its subsidiaries with respect to any of Worldprints Benefit Arrangements have been made or have been accrued on Worldprints' financial statements (including, without limitation, the Worldprints Financial Statements), and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                    (g) All individuals who, pursuant to the terms of any Worldprints Benefit Arrangement, are entitled to participate in any such Worldprints Benefit Arrangement, are currently participating in such Worldprints Benefit Arrangement or have been offered an opportunity to do so and have declined in writing.

          3.16.5 Except as provided in Item 3.16.5 to the Worldprints Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by Worldprints relating to, or change in employee participation or coverage under, any Worldprints Benefit Arrangement that would increase materially the expense of maintaining such Worldprints Benefit Arrangement above the level of the expense incurred in Worldprints' fiscal year ended December 31, 1999.

          3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Worldprints are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Worldprints, its subsidiaries and their employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Worldprints Benefit Arrangements, covered employees, or qualified beneficiaries that could reasonably be expected to result in a Material Adverse Effect on Worldprints, or in a Material Adverse Effect on Excite@Home after the Effective Time.

          3.16.7 No benefit payable or which may become payable by Worldprints or any of its subsidiaries pursuant to any Worldprints Benefit Arrangement or as a result of or arising under this Agreement or the Plan of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of
Section 280G of the Code. Except as provided in Item 3.16.7 to the Worldprints Disclosure Letter, neither Worldprints nor any subsidiary of Worldprints is a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Worldprints or such Worldprints subsidiary in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Worldprints Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or
(iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Worldprints Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Worldprints Ancillary Agreement.

     3.17  Corporate Documents.  Worldprints has made available to Excite@Home
           -------------------
for examination all documents and information listed in the Worldprints Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by Excite@Home, including the following: (a) copies of Worldprints' Articles of Incorporation and Bylaws as currently in effect; (b) Worldprints' minute book containing all records of all proceedings, consents, actions, and meetings of Worldprints' shareholders, board of directors and any committees thereof (other than any records of proceedings concerning the deliberations of the shareholders, directors or members of committees of Worldprints regarding the Merger or this Agreement, deliberations regarding contractual or other relationships between Worldprints and Excite@Home or any other party related to Excite@Home, or deliberations regarding World Venture Partners, Inc. (collectively, the "Excluded Materials")); (c) Worldprints' stock ledger, option ledger, and warrant ledger and journal reflecting all stock issuances and transfers, and all grants of options and warrants to purchase Worldprints capital stock and other Worldprints securities; (d) all permits, orders, and consents issued by, and filings by Worldprints with, any regulatory agency with respect to Worldprints, or any securities of Worldprints, and all applications for such permits, orders, and consents; and (e) all the Worldprints Material Agreements; provided, that the
                                                           --------
Excluded Materials will be provided to Excite@Home immediately following the Closing.

     3.18  No Brokers.  Neither Worldprints, any subsidiary of Worldprints nor
           ----------
any affiliate of Worldprints or any of its subsidiaries is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Excite@Home will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of, this Agreement, the Merger or any act or omission of Worldprints, any of its employees, officers, directors, shareholders, agents, subsidiaries or affiliates.

     3.19  Books and Records.
           -----------------

           3.19.1 The books, records and accounts of Worldprints (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Worldprints, and (d) accurately and fairly reflect the basis for the Worldprints Financial Statements.

          3.19.2 Worldprints has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of Worldprints is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.20  Insurance. Except as set forth in Item 3.20 to the Worldprints
           ---------
Disclosure Letter, during the prior two years, Worldprints (including its predecessor) and its subsidiaries have maintained, and now maintain, policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar in type and size to those of Worldprints and its subsidiaries, including, without limitation, all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid, and Worldprints and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Worldprints and the Worldprints Founders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by Worldprints or any of its subsidiaries are set forth in Item 3.20 to the
                                                        ---------
Worldprints Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     3.21  Environmental Matters.
           ---------------------

           3.21.1 Worldprints and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by Worldprints and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on Worldprints. Neither Worldprints nor any of its subsidiaries has received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens-group, employee or otherwise, that alleges that Worldprints or any of its subsidiaries is not in compliance with any Environmental Law, and, to Worldprints' and each of the Worldprints Founders' knowledge, there are no circumstances that may prevent or interfere with the compliance by Worldprints or any of its subsidiaries with any current Environmental Law in the future. To Worldprints' and each of the Worldprints Founders' knowledge, no current or prior owner of any property leased or possessed by Worldprints or any of its subsidiaries has received any notice or other communication (in writing or otherwise), whether from a government body, citizens-group, employee or otherwise, that alleges that such current or prior owner or Worldprints or any of its subsidiaries is not in compliance with any Environmental Law. All governmental authorizations currently held by Worldprints or any of its subsidiaries pursuant to any Environmental Law (if any) are identified in Item 3.21 to the Worldprints Disclosure Letter.
                       ---------

           3.21.2 For purposes of this Section 3.21: (i) "Environmental Law" means any federal, state, local or foreign statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise generally recognized to be a danger to health, reproduction or the environment.

     3.22  Board Approval.  The Board of Directors of Worldprints has
           --------------
unanimously (other than any director who has recused himself from such actions)
(i) approved this Agreement, the Plan
of Merger and the Merger and all the agreements, transactions and actions contemplated hereby that require board of directors approval under applicable law and Worldprints' Articles of Incorporation and Bylaws, (ii) determined that the Merger is in the best interests of the shareholders of Worldprints and is on terms that are fair to such shareholders, and has recommended the Merger to the Worldprints Shareholders, and (iii) submitted this Agreement, the Merger and the other transactions and agreements contemplated by this Agreement that require shareholder approval under applicable law and Worldprints' Articles of Incorporation and Bylaws to the vote and approval of Worldprints' shareholders.

     3.23  Shareholder Approval.  Concurrently with the execution of this
           --------------------
Agreement, Worldprints Shareholders who collectively own at least 96% of the issued and outstanding capital stock of Worldprints will have voted or given written consents approving the Merger, this Agreement and the other transactions contemplated thereby that require shareholder approval under applicable law and Worldprints' Articles of Incorporation and Bylaws in conformance with applicable law and Worldprints' charter documents.

     3.24  Disclosure.  Neither this Agreement, its exhibits and schedules and
           ----------
the Worldprints Disclosure Letter, nor any of the certificates or documents to be delivered by Worldprints to Excite@Home under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.25  Tax Matters.  The representations of Worldprints set forth in
           -----------
Schedule 3.25 are true and correct in all respects.

                                   Article 4
             Representations and Warranties of Excite@Home and Sub

  Excite@Home and Sub hereby represent and warrant to Worldprints that, except as set forth in the letter addressed to Worldprints from Excite@Home and dated as of the Agreement Date which has been delivered by Excite@Home to Worldprints concurrently herewith (the "Excite@Home Disclosure Letter"), each of the following representations, warranties and statements contained in the following Sections of this Article 4 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Excite@Home Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Excite@Home and Sub under Article 4 of this Agreement.

           The receipt by Worldprints of information pursuant to Section 6.1 or otherwise on or before the Closing, shall not limit the right of Worldprints under Article 8 to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties made by the representing party in this Agreement (as provided in Article 8) and the performance in all material respects of the covenants of Excite@Home made in this Agreement (without regard to such information) and to receive a certificate with respect to the same.

     4.1   Organization and Good Standing.  Excite@Home is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except in any jurisdiction in which the failure to so qualify or be in good standing would not be reasonably expected to have a Material Adverse Effect on Excite@Home. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. Sub was formed solely to consummate the Merger and has not carried on any business since the date of its organization. Excite@Home owns all of the issued and outstanding capital stock of Sub.

     4.2   Power, Authorization and Validity.
           ---------------------------------

           4.2.1   Power and Authority.  Excite@Home has all requisite corporate
                   -------------------
power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the Excite@Home Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the Excite@Home Ancillary Agreements by Excite@Home have been duly and validly approved and authorized by Excite@Home's Board of Directors in compliance with applicable law (including the Delaware General Corporation Law) and Excite@Home's Certificate of Incorporation and Bylaws, each as amended. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under, this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by Sub's Board of Directors and its sole stockholder in compliance with applicable law (including Colorado law) and Sub's Articles of Incorporation and bylaws, each as amended.

          4.2.2    No Consents.  No consent, approval, order or authorization
                   -----------
of, or registration, declaration or filing with, any court, administrative agency, commission, other Governmental Authority or other person is necessary or required to be made or obtained by Excite@Home or Sub to enable Excite@Home and Sub to enter into, and to perform their respective obligations under, this Agreement, the Excite@Home Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Sub to consummate the Merger, except for: (a) the filing of the Plan of Merger with the Colorado Secretary of State as required under Colorado law to effect the Merger (if any filing thereof is required by Excite@Home or Sub); (b) the filing by Excite@Home with the Securities and Exchange Commission ("SEC") or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the 1933 Act and/or applicable state securities laws which Excite@Home relies on in issuing shares of Excite@Home Common Stock pursuant to this Agreement; (c) the filing by Excite@Home of such reports and information with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement;
(d) the filing by Excite@Home with the SEC of the Form S-3 registration statement to be filed by Excite@Home pursuant to this Agreement; (e) the filing by Excite@Home with the SEC of the Form S-8 registration statement to be filed by Excite@Home pursuant to this Agreement; (f) the filing by Excite@Home with the Delaware Secretary of State of the Certificate of Designation to be filed by Excite@Home pursuant to this Agreement (g) such other filings as may be required by the Nasdaq Stock Market with respect to the

Merger and the other transactions contemplated by this Agreement, and the issuance of the shares of Excite@Home Common Stock and the assumption of Worldprints Options and Worldprints Warrants by Excite@Home in the Merger; and
(h) such other filings, if any, as may be required in order for Excite@Home to comply with applicable federal and state securities laws.

           4.2.3   Enforceability.  This Agreement and the Excite@Home Ancillary
                   --------------
Agreements are, or when executed by Excite@Home will be, valid and binding obligations of Excite@Home, enforceable against Excite@Home in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject to the effect of
(a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     4.3   Excite@Home and Sub Capital Structure.
           -------------------------------------

                    (a) The authorized capital stock of Excite@Home consists of 719,719,414 shares of common stock, par value $0.01 per share, of which 683,700,000 shares have been designated Series A Common Stock (or Excite@Home Common Stock), 30,800,000 shares have been designated Series B Common Stock and 5,219,414 shares have been designated Series K Common Stock, of which there were 361,800,891 shares of Series A Common Stock, 30,800,000 shares of Series B Common Stock and 2,000,000 shares of Series K Common Stock issued and outstanding as of March 8, 2000, and 9,650,000 shares of Preferred Stock, par value $0.01 per share, of which (i) 10,143.549 shares designated as Series A Non-Voting Convertible Preferred Stock were issued and outstanding as of March 8, 2000, (ii) 1,008 shares designated as Series B Non-Voting Convertible Preferred Stock were authorized for issuance, of which 202.310 shares were issued and outstanding as of March 8, 2000 and up to 804 shares were reserved for issuance pursuant to this Agreement, and (iii) 1,279.065 shares designated as Series C Non-Voting Convertible Preferred Stock were issued and outstanding as of March 8, 2000. As of the Effective Time, Excite@Home will have reserved for issuance a sufficient number of shares of Excite@Home Common Stock to allow for the conversion of the Series B Non-Voting Convertible Preferred Stock issued in the Merger and the exercise of all assumed and converted Worldprints Warrants and Worldprints Options. All outstanding shares of Excite@Home capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights and have been offered, issued, sold and delivered by Excite@Home in compliance with (i) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of Excite@Home, other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments. As of March 8, 2000: (i) there were options outstanding to purchase an aggregate of 59,167,606 shares of Excite@Home Common Stock pursuant to Excite@Home's stock option plans; and (ii) 1,422,310 shares of Excite@Home Common Stock reserved for future issuance under Excite@Home's 1997 Employee Stock Purchase Plan. All shares of Excite@Home Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                    (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, no par value, all of which, as of the date hereof, are issued and outstanding and are held by Excite@Home. All of the outstanding shares of Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

                    (c) The Excite@Home Common Stock and Excite@Home Preferred Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights.

     4.4   No Conflict. Neither the execution and delivery of this Agreement nor
           -----------
any of the Excite@Home Ancillary Agreements or Sub Ancillary Agreements by Excite@Home or Sub, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under: (i) any provision of the Certificate of Incorporation or Bylaws or other charter documents of Excite@Home or Sub as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Excite@Home or Sub or any of their respective material assets or properties; or (iii) any material instrument, agreement or contract to which Excite@Home or any of its subsidiaries is a party or by which Excite@Home or any of its subsidiaries or any of their respective material assets or properties are bound.

     4.5   SEC Filings.
           -----------

                    (a) Excite@Home has filed all forms, reports and documents required to be filed by Excite@Home with the SEC since Excite@Home became a reporting company under the 1934 Act, and has made available to Worldprints such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Excite@Home may file subsequent to the date hereof) are referred to herein as the "Excite@Home SEC Reports." Item 4.5(a) of the Excite@Home Disclosure Letter sets forth a list of the Excite@Home SEC Reports. As of their respective dates, the Excite@Home SEC Reports (i) were prepared in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Excite@Home SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Excite@Home SEC Report. Excite@Home has filed with the SEC as exhibits to the Excite@Home SEC Reports all agreements, documents and instruments required to be so filed, and such exhibits are true and complete copies of such agreements, documents or instruments, as the case may be (subject to redaction to preserve confidential treatment where appropriate). Excite@Home has provided to Worldprints a copy of any such exhibit that materially affects the rights of the Worldprints Shareholders to enforce the terms of this Agreement. None of Excite@Home's subsidiaries is required to file any reports with the SEC under the 1934 Act. Excite@Home represents and warrants that, as of the Agreement Date, it is eligible to utilize a Form S-3.

                    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Excite@Home SEC Reports (the "Excite@Home Financials"), including any Excite@Home SEC Reports filed after the date hereof until the Closing Date, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the 1934 Act) and (iii) fairly presented in all material respects the consolidated financial position of Excite@Home and its subsidiaries as at the respective dates thereof and the consolidated results of Excite@Home's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of Excite@Home contained in Excite@Home SEC Reports as of December 31, 1998 is hereinafter referred to as the "Excite@Home Balance Sheet." Except as disclosed in the Excite@Home Financials, since December 31, 1999, neither Excite@Home nor any of its subsidiaries has any liabilities required under GAAP (applied on a consistent basis) to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Excite@Home and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Excite@Home Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

                    (c) Since December 31, 1999, there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the 1933 Act) between any of Excite@Home and its subsidiaries, on the one part, and any of its independent accountants, on the other part, with respect to any aspect of the manner in which Excite@Home or such subsidiary, as the case may be, has maintained or maintains its books and records or the manner in which Excite@Home or the subsidiary, as the case may be, has reported upon the financial condition and results of operations of any of Excite@Home and its subsidiaries since such date, that has not been resolved to the satisfaction of the relevant independent accountants.

     4.6   Disclosure.  Excite@Home has made available to Worldprints an
           ----------
investor disclosure package consisting of Excite@Home's annual reports on Form 10-K for its fiscal years ending December 31, 1998 and December 31, 1999, respectively (the "Fiscal Year End"), all Forms 10-Q and 8-K filed by Excite@Home with the SEC since the Fiscal Year End and up to the date of this Agreement and all proxy materials distributed to Excite@Home's stockholders since the Fiscal Year End and up to the date of this Agreement (the "Excite@Home Disclosure Package").

     4.7   Absence of Certain Changes or Events.  Except as set forth in Item
           ------------------------------------
4.7 of the Excite@Home Disclosure Letter, since December 31, 1999, there has not been any Material Adverse Change in Excite@Home.

     4.8   Litigation.  There is no Action pending against Excite@Home or Sub,
           ----------
or to Excite@Home's knowledge, threatened against Excite@Home or Sub, that restricts in any material respect or prohibits (or, if successful, would materially restrict or prohibit) the conclusion of the Merger or any of the transactions contemplated herein or in any of the Excite@Home Ancillary Agreements or Sub Ancillary Agreements. There is no Action pending against any of Excite@Home and its subsidiaries, or to Excite@Home's knowledge, threatened against any of

Excite@Home and its subsidiaries, that involves the Merger or any of the transactions contemplated herein or in any of the Excite@Home Ancillary Agreements or Sub Ancillary Agreements or any property owned, leased, licensed or used by any of Excite@Home and its subsidiaries, as the case may be, that, individually or in the aggregate, if determined adversely to any of them, would reasonably be expected to have a Material Adverse Effect on Excite@Home.

     4.9   Compliance with Laws.  None of Excite@Home and its subsidiaries is
           --------------------
in, and none of them has received written notice of, a violation of or default with respect to, any Legal Requirement, except for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Excite@Home. Each of Excite@Home and its subsidiaries hold all Governmental Permits, other than those as to which the failure to hold, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Excite@Home.

     4.10  Tax Matters.  The representations of Excite@Home and Sub set forth in
           -----------
Schedule 4.10 are true and correct in all respects.

                                   Article 5
                     Pre Closing Covenants of Worldprints

           During the time period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with the provisions of Article 10, Worldprints and each Worldprints Founder covenants and agrees with Excite@Home as follows:

     5.1   Advice of Changes.  Worldprints and each Worldprints Founder will
           -----------------
promptly advise Excite@Home in writing (a) of any event occurring subsequent to the Agreement Date that would render any representation or warranty of Worldprints or a Worldprints Founder contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) of any event that would reasonably be expected to have a Material Adverse Effect on Worldprints.

     5.2   Maintenance of Business.  Worldprints will carry on and preserve its
           -----------------------
business and its relationships with customers, advertisers, suppliers, employees, users of the Worldprints Websites and others with whom Worldprints has contractual relations in substantially the same manner as it has prior to the Agreement Date. If Worldprints or any Worldprints Founder becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key employee, it or such Worldprints Founder will promptly bring such information to the attention of Excite@Home in writing and, if requested by Excite@Home, will use reasonable commercial efforts to promptly restore the relationship.

     5.3   Conduct of Business.  Worldprints will continue to conduct its
           -------------------
business and maintain its business relationships in the ordinary and usual course (including paying any taxes as the same shall become due), and neither Worldprints nor any of its subsidiaries will, without the prior written consent and approval of Excite@Home:

                    (a) borrow or lend any money, other than reasonable and normal advances to employees for bona fide travel expenses that are incurred in the ordinary course of Worldprints' business consistent with Worldprints' past practices and other than debt represented by the Replacement Notes;

                    (b) enter into any material transaction or agreement or take any other action not in the ordinary course of Worldprints' business consistent with Worldprints' past practices;

                    (c) grant any Encumbrance on any of its assets, other than to secure payment of the Replacement Notes as is consistent with the terms of that certain Security Agreement dated as of November 29, 1999 between Worldprints and Excite@Home (the "Security Agreement");

                    (d) sell, transfer or dispose of any of its assets except in the ordinary course of Worldprints' business consistent with Worldprints' past practices;

                    (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

                    (f) other than 1999 holiday or year-end bonuses not to exceed, in the aggregate, $50,000, pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except for normal salary increases consistent with Worldprints' past practices and not to exceed 5% of such officer's, employee's or consultant's base annual compensation, and except pursuant to existing arrangements previously disclosed to and approved in writing by Excite@Home) or enter into any new employment or consulting agreement with any such person;

                    (g)  change any of its accounting methods;

                    (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of Worldprints in connection with the termination of their services with Worldprints at the original purchase price of such stock), pay or distribute any cash or property to any shareholder or security holder of Worldprints or make any other cash payment to any shareholder or security holder of Worldprints that is unusual, extraordinary, or not made in the ordinary course of Worldprints' business consistent with its past practices;

                    (i) amend or terminate any contract, agreement or license to which Worldprints or any of its subsidiaries is a party except those amended or terminated in the ordinary course of Worldprints' business, consistent with its past practices, and which are not material in amount or effect;

                    (j) guarantee or act as a surety for any obligation of any third party;

                    (k) waive or release any material right or claim except in the ordinary course of Worldprints' business;

                    (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options (other than New Worldprints Options), convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock, other than the issuance of the Replacement Notes or the World Warrants consistent with the terms of the Security Agreement;

                    (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

                    (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Excite@Home or Sub) or enter into any negotiations, discussions or agreement for such purpose;

                    (o)  amend its Articles of Incorporation or Bylaws;

                    (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party except for any such license in the ordinary course of Worldprints' business;

                    (q)  materially change any insurance coverage;

                    (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Excite@Home for its review at a reasonable time prior to filing;

                    (s) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of Worldprints, any Worldprints stock options, warrants or other Worldprints securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of Worldprints or (ii) the vesting or release of any shares of capital stock or other securities of Worldprints from any repurchase options or rights of refusal held by Worldprints or any other party or any other restrictions; or

                    (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4   Regulatory Approvals.  Worldprints will promptly execute and file, or
           --------------------
join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Excite@Home may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Worldprints Ancillary Agreement. Worldprints will use reasonably diligent efforts to obtain, and to cooperate with Excite@Home to promptly obtain, all such authorizations, approvals and consents.

     5.5   Necessary Consents.  Worldprints will use reasonably diligent efforts
           ------------------
to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in addition to those set forth in the foregoing Sections of this
Article 5 in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable Excite@Home to carry on Worldprints' business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which Worldprints or any of its subsidiaries is a party or is bound or by which any of their assets is bound.

     5.6   Litigation.  Worldprints and each Worldprints Founder will notify
           ----------
Excite@Home in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it or any of its subsidiaries, or known by it to be threatened against Worldprints or any of its subsidiaries or any of their officers, directors, employees or shareholders in their capacity as such.

     5.7   No Other Negotiations.  During the time period commencing on the
           ---------------------
Agreement Date and ending on the earlier to occur of (a) termination of this Agreement in accordance with the provisions of Article 10 or (b) consummation of the Merger, Worldprints and each Worldprints Founder will not, and Worldprints and each Worldprints Founder will not authorize, encourage or permit any officer, director, employee, shareholder, affiliate or agent of Worldprints or any subsidiary of Worldprints or any attorney, investment banker or other person on Worldprints' or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction; (iii) furnish any information regarding Worldprints to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction; (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction; (v) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than Excite@Home) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between Worldprints and any third party that is related to, provides for or concerns any Alternative Transaction. During the foregoing time period identified in the preceding sentence, Worldprints and each Worldprints Founder will promptly notify Excite@Home orally and in writing of any inquiries or proposals received by Worldprints or any of its subsidiaries, directors, officers, shareholders, employees or agents regarding any Alternative Transaction and will, identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this section by any officer, director or employee of Worldprints or any of its subsidiaries or any attorney, investment banker or other director or representative of Worldprints shall be deemed a breach of this Section 5.7 by Worldprints. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of Worldprints' business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination or (b) any initial public offering of capital stock or other securities of Worldprints pursuant to a registration statement filed under the 1933 Act.

     5.8   Access to Information.  Until the earlier of the Closing or the
           ---------------------
termination of this Agreement in accordance with the provisions of Article 10, Worldprints will allow Excite@Home and its agents access at reasonable times to the files, books, records, technology, contracts, personnel and offices of Worldprints (other than the Excluded Materials), including, without limitation, any and all written information relating to Worldprints' taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, subject to the terms of the Letter Agreement between Worldprints and Excite@Home dated as of November 29, 1999 and that certain letter from Worldprints to Excite@Home dated as of November 29, 1999 (the "Confidentiality Agreements"). Worldprints will cause its accountants to cooperate with Excite@Home and its agents in making available all financial information reasonably requested by Excite@Home, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9   Satisfaction of Conditions Precedent. Worldprints and each
           ------------------------------------
Worldprints Founder will use its diligent efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9, and Worldprints will use its diligent efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     5.10  Worldprints Employee Plans and Benefit Arrangements.  Upon the
           ---------------------------------------------------
request of Excite@Home, Worldprints will terminate any Worldprints Benefit Plan, conditioned on the occurrence of, and effective immediately prior to, the Effective Time.

     5.11  Amendment of Existing Worldprints Options and Worldprints Warrants.
           ------------------------------------------------------------------
Worldprints shall, conditioned on the occurrence of, and effective immediately prior to, the Effective Time, use its commercially reasonable efforts to amend and to obtain the written consent of each holder of Worldprints Options listed on Schedule 5.11 hereto and each holder of Worldprints Warrants to amend: (i)
   -------------
outstanding Worldprints Options granted to each such holder to eliminate acceleration of vesting under such Worldprints Option, and (ii) each outstanding Worldprints Warrant to permit such warrants upon the Closing of the Merger to be exercisable into only Excite@Home Common Stock, and shall provide such holders of Worldprints Warrants with the notices required under the terms of their respective Worldprints Warrant.

     5.12  Determination Concerning Worldprints Options.  Worldprints shall,
           --------------------------------------------
conditioned on and effective immediately prior to, the Effective Time, determine and provide that outstanding Worldprints Options (including Worldprints Options granted outside of the Worldprints Plan) to be assumed by Excite@Home at the Effective Time, shall be exercisable solely for Excite@Home Common Stock and that such consideration is equal in fair market value to the per share consideration to be received by the holders of Worldprints Common Stock in the Merger.

     5.13  New Worldprints Options.  Worldprints shall, conditioned on the
           -----------------------
occurrence of, and effective immediately prior to, the Effective Time, grant the New Worldprints Options pursuant to the Worldprints Plan to employees of Worldprints and in share amounts and with vesting and other terms set forth on
Schedule 5.13.
--------------

                                   Article 6
                             Excite@Home Covenants

          During the time period from the Agreement Date until the earlier to occur of (i) the Effective Time, (ii) the termination of this Agreement in accordance with Article 10 or (iii) such later period as is set forth in Section 6.5, Excite@Home covenants and agrees as follows:

     6.1   Advice of Changes.  Excite@Home will promptly advise Worldprints in
           -----------------
writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Excite@Home or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect, or which would reasonably be expected to have a Material Adverse Effect on Excite@Home.

     6.2   Regulatory Approvals.  Excite@Home and Sub will execute and file, or
           --------------------
join in the execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Excite@Home Ancillary Agreements and Sub Ancillary Agreements in accordance with the terms of this Agreement. Excite@Home and Sub will use diligent efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Excite@Home nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Excite@Home, or any of its affiliates or Worldprints, or the holding separate of the shares of Worldprints Common Stock or imposing or seeking to impose any limitation on the ability of Excite@Home or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Worldprints Common Stock.

     6.3   Satisfaction of Conditions Precedent.  Each of Excite@Home and Sub
           ------------------------------------
will use its diligent efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article 8, and each of Excite@Home and Sub will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     6.4   Listing of Additional Shares. Excite@Home will use its diligent
           ----------------------------
efforts to cause the shares of (i) Excite@Home Common Stock to be issued in the Merger upon conversion of Worldprints Common Stock, and (ii) when issued, the shares of Excite@Home capital stock issued upon conversion of the Excite@Home Preferred Stock to be issued in the Merger upon conversion of Worldprints Common Stock and shares of Excite@Home capital stock to be issued upon exercise of Worldprints Options and Worldprints Warrants assumed by Excite@Home in the Merger, to be approved for listing on the Nasdaq National Stock Market, subject only to official notice of issuance.

     6.5   Directors and Officers Indemnification.  Excite@Home agrees for the
           --------------------------------------
benefit of the Indemnified Persons that, for six years after the Effective Time, the Surviving Corporation and its subsidiaries shall indemnify each person who is now, or has been at any time prior to the date of this Agreement, a director, officer, employee or agent of any of Worldprints and its subsidiaries, and the successors and assigns of such persons (collectively, "Indemnified Persons"), to the same extent and in the same manner as is now provided in the Articles of Incorporation and Bylaws of Worldprints, and the Operating Agreement of Chautauqua Publishing Group, LLC, each as in effect immediately prior to the Effective Time. Excite@Home hereby guarantees the prompt performance of the obligations of the Surviving Corporation provided for under this Section.

     6.6   SEC Documents.  Promptly after filing any publicly available report,
           -------------
schedule, form, statement or other document with the SEC, Excite@Home shall deliver a copy thereof to Worldprints.

     6.7   New Worldprints Options.  It is acknowledged and agreed that, if any
           -----------------------
New Worldprints Options are allocated to a Worldprints employee who terminates employment prior to the Effective Time or otherwise forfeits any rights to New Worldprints Options prior to the Effective Time, such New Worldprints Options and any Worldprints Options previously issued to such Worldprints employee will expire according to their terms and Excite@Home shall not request or require that Worldprints reallocate such terminated New Worldprints Options to any other employee.

                                   Article 7
                                Closing Matters

     7.1   The Closing.  Subject to termination of this Agreement as provided in
           -----------
Article 10 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 10:00 a.m., Pacific Time, no later than the second business day after all of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement, or on such other day as Excite@Home and Worldprints may mutually agree upon (the "Closing Date"). Concurrently with the Closing, the Plan of Merger will be filed with the Colorado Secretary of State.

     7.2   Exchange of Certificates.
           ------------------------

           7.2.1 At the Effective Time, shares of Worldprints Common Stock that are outstanding immediately prior thereto (other than Dissenting Shares for which dissenters rights have been or will be perfected in accordance with applicable law), will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Excite@Home the number of shares of Excite@Home Common Stock and Excite@Home Preferred Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares). At the Closing, each holder of shares of Worldprints Common Stock that are outstanding immediately prior thereto (other than Dissenting Shares), will surrender either (i) the certificate(s) for such shares (each a "Worldprints Certificate"), duly endorsed to Excite@Home for cancellation as of the Effective Time, or (ii) an affidavit of lost certificate and an indemnity in form and substance reasonably satisfactory to Excite@Home (the "Affidavit"). Promptly after the Effective Time and receipt of such Worldprints Certificate or Affidavit (as the case may be): (a) Excite@Home or its transfer agent will issue to each tendering holder of a Worldprints Certificate or an Affidavit, certificates (a

"Tendering Worldprints Holder") for the number of shares of Excite@Home Common Stock and Excite@Home Preferred Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and Section 2.5 (regarding the withholding of Escrow Shares); and (b) Excite@Home or its transfer agent will pay by check to each Tendering Worldprints Holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1.4.

           7.2.2 No dividends or distributions payable to holders of record of Excite@Home Common Stock or Excite@Home Common Stock after the Effective Time will be paid to the holder of any unsurrendered Worldprints Certificate unless and until the holder of such unsurrendered Worldprints Certificate surrenders such Worldprints Certificate or an Affidavit to Excite@Home as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Worldprints Certificate or Affidavit, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Excite@Home Common Stock and Excite@Home Preferred Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

           7.2.3 After the Effective Time, there will be no further registration of transfers on the stock transfer books of Worldprints or its transfer agent of any shares of capital stock of Worldprints that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Worldprints Certificates or an Affidavit are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

           7.2.4 Until Worldprints Certificates or an Affidavit representing shares of Worldprints Common Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such Worldprints Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Excite@Home Common Stock and Excite@Home Preferred Stock into which such shares of Worldprints Common Stock will have been converted pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Excite@Home Common Stock) and Section
2.5 (regarding the withholding of Escrow Shares).

                                   Article 8
                   Conditions to Obligations of Worldprints

       Worldprints' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Worldprints, but only in a writing signed by Worldprints):

     8.1   Accuracy of Representations and Warranties.  The representations and
           ------------------------------------------
warranties of Excite@Home and Sub set forth in Article 4 (a) that are qualified as to materiality will be true and correct and (B) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and Worldprints will have received a certificate to such effect executed by an officer of Excite@Home.

     8.2   Covenants.  Each of Excite@Home and Sub will have performed and
           ---------
complied in all material respects with all of its covenants contained in this Agreement on or before the Closing (to the extent that such covenants require performance by Excite@Home on or before the Closing), and Worldprints will have received a certificate to such effect signed by an officer of Excite@Home and Sub.

     8.3   No Material Adverse Change.  There will not have been any Material
           --------------------------
Adverse Change in Excite@Home, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and Worldprints will have received a certificate to such effect signed by an officer of Excite@Home.

     8.4   Requisite Approvals.  This Agreement will have been duly and validly
           -------------------
approved and adopted by Excite@Home's Board of Directors in accordance with applicable law and Excite@Home's Certificate of Incorporation and Bylaws, each as amended. This Agreement will have been approved and adopted by Sub's Board of Directors and sole stockholder in accordance with applicable law and Sub's Certificate of Incorporation and Bylaws, each as amended.

     8.5   Compliance with Law; No Legal Restraints; No Litigation.  There will
           -------------------------------------------------------
not be issued or enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement or any Worldprints Ancillary Agreement. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement, or which would be reasonably expected to have a Material Adverse Effect on Excite@Home.

     8.6   Government Consents. There will have been obtained at or prior to the
           -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including, but not limited to, requirements under applicable federal and state securities laws.

     8.7   Opinion of Excite@Home's Counsel.  Worldprints will have received
           --------------------------------
from Fenwick & West LLP, counsel to Excite@Home, an opinion opining to the matters set forth in Exhibit E.
                     ---------

     8.8   Worldprints Tax Opinion.  Worldprints shall have received an opinion
           -----------------------
of Dorsey & Whitney LLP, counsel to Worldprints, in the form attached as Exhibit
                                                                         -------
F to this Agreement (the "Worldprints Tax Opinion"), on the basis of certain
-
facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code and that each of Excite@Home, Sub and Worldprints will be a party to the reorganization within the meaning of Section 368(b) of the Code and that none of the Worldprints Shareholders shall recognize gain or loss for federal income tax purposes as a result of the Merger, other than with respect to any cash paid in lieu of fractional shares of Excite@Home Common Stock. In rendering such opinion, such counsel shall be entitled to rely upon representation letters signed by officers of Worldprints, Excite@Home and Sub in the forms attached as Attachments 1 and 2 to the Worldprints Tax Opinion.

     8.9   Nasdaq Listing.  The shares of Excite@Home Common Stock that are
           --------------
issuable upon the conversion of outstanding shares of Worldprints Common Stock, upon the conversion of Excite@Home Preferred Stock issued in the Merger and upon exercise of outstanding Worldprints Options and Worldprints Warrants assumed by Excite@Home in the Merger shall be authorized for listing on the Nasdaq National Stock Market (subject only to official notice of issuance).

     8.10  Certificate of Designation Effective.  The Certificate of Designation
           ------------------------------------
shall have been duly adopted by Excite@Home by all necessary corporate action, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

     8.11  Hart-Scott-Rodino Compliance.  All applicable waiting periods under
           ----------------------------
the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

     8.12  Worldprints Debt.  Immediately prior to the Closing, Excite@Home
           ----------------
shall have paid off Debt of Worldprints in an aggregate principal amount not to exceed $4,000,000 and accrued interest under the World Notes and any Replacement Notes.


                                   Article 9
                    Conditions to Obligations of Excite@Home

       The obligations of Excite@Home hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Excite@Home, but only in a writing signed by Excite@Home):

     9.1   Accuracy of Representations and Warranties. The representations and
           ------------------------------------------
warranties of Worldprints and each Worldprints Founder set forth in Article 3
(a) that are qualified as to materiality will be true and correct and (B) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and Excite@Home will have received a certificate to such effect executed by Worldprints' President or Chief Executive Officer and by Worldprints' Chief Operating Officer. The representations and warranties of each Worldprints Shareholder set forth in such Worldprints' Shareholder's Investment Representation Letter shall be true and correct in all material respects.

     9.2   Covenants.  Worldprints will have performed and complied in all
           ---------
material respects with all of its covenants contained in this Agreement on or before the Closing, and Excite@Home will have received a certificate to such effect signed by Worldprints' Chief Executive Officer or

President and by Worldprints' Chief Operating Officer. Each Worldprints Founder shall have performed and complied in all material respects with his covenants contained in this Agreement before the Closing.

     9.3   No Material Adverse Change.  There will not have been any Material
           --------------------------
Adverse Change in Worldprints, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and Excite@Home will have received a certificate to such effect signed by Worldprints' President or Chief Executive Officer and Worldprints' Chief Operating Officer.

     9.4   Compliance with Law; No Legal Restraints; No Litigation.  There will
           -------------------------------------------------------
not be any outstanding or threatened in writing, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (i) the Merger or any other material transaction contemplated by this Agreement or any Worldprints Ancillary Agreement; or (ii) Excite@Home's right (or the right of any Excite@Home subsidiary) to own, retain, use or operate any of its products, properties or assets (including but not limited to properties or assets of Worldprints) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on Worldprints.

     9.5   Government Consents.  There will have been obtained at or prior to
           -------------------
the Closing Date such permits or authorizations, and there will have been taken all such other actions, as may be required to lawfully consummate the Merger by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

     9.6   Opinion of Worldprints' Counsel.  Excite@Home will have received from
           -------------------------------
Dorsey & Whitney LLP, counsel to Worldprints, an opinion opining to the matters set forth in Exhibit G.
             ---------

     9.7   Excite@Home Tax Opinion.  Excite@Home shall have received an opinion
           -----------------------
of Fenwick & West LLP, counsel to Excite@Home, in the form attached as Exhibit H
                                                                       ---------
to this Agreement (the "Excite@Home Tax Opinion"), on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code and that each of Excite@Home, Sub and Worldprints will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representation letters signed by officers of Worldprints, Excite@Home and Sub in the forms attached as Attachments 1 and 2 to the Excite@Home Tax Opinion.

     9.8   Consents.  Excite@Home will have received duly executed copies of all
           --------
material third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates (including those set forth in Item 3.12 to the Worldprints Disclosure Letter) contemplated by this Agreement, the Worldprints Disclosure Letter or deemed reasonably necessary to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Worldprints and its subsidiaries after the Merger and the preservation of Worldprints' IP Rights and other assets and properties after the Merger and for Excite@Home to consummate the Merger and the other transactions contemplated by this Agreement, the Excite@Home Ancillary Agreements and the Worldprints Ancillary Agreements, in each case in form and substance reasonably satisfactory to Excite@Home.

     9.9   Requisite Approvals.  This Agreement, the Merger and the Worldprints
           -------------------
Ancillary Agreements will have been duly and validly approved and adopted, as required by applicable law and Worldprints' Articles of Incorporation and Bylaws, by (a) all of the members of Worldprints' Board of Directors, and (b) the valid and affirmative vote of at least 96% of the outstanding shares of Worldprints Common Stock.

     9.10  Investment Representation Letters; Exemptions Available.
           -------------------------------------------------------
Excite@Home: (a) will have received an executed counterpart of the Investment Representation Letter executed by each Worldprints Shareholder who, immediately prior to the Effective Time, owns any shares of Worldprints Common Stock; (b) must be reasonably satisfied that there are not more than thirty-five Worldprints Shareholders who are not "accredited investors" within the meaning of Regulation D promulgated under the 1933 Act; and (c) must be reasonably satisfied that the issuance of shares of Excite@Home Common Stock and Excite@Home Preferred Stock pursuant to this Agreement is exempt from the registration requirements of the 1933 Act by virtue of the exemptions provided by Section 4(2) of the 1933 Act and/or Regulation D under the 1933 Act and any exemptions from the registration and/or qualification requirements of all applicable state "blue sky" securities laws.

     9.11  Continued Employment of Certain Personnel.  Robert Schmelzer (a) will
           -----------------------------------------
have continued to be employed as a full-time employee of Worldprints at all times from the Agreement Date through the Effective Time and (b) will have executed and delivered to Excite@Home an employment agreement substantially in the form attached hereto as Exhibit I (the "Employment Agreements").
                            ---------

     9.12  Founder Consulting Agreement.  Each of Richard Schmelzer, Jon Gordon
           ----------------------------
and Lew Visscher (a) will have continued to be employed as a full-time employee of Worldprints at all times from the Agreement Date through the Effective Time and (b) will have executed and delivered to Excite@Home a consulting agreement in the form of Exhibit J (the "Founder Consulting Agreement").
               ---------

     9.13  Resignation of Directors and Officers.  The directors and officers of
           -------------------------------------
Worldprints in office immediately prior to the Effective Time will have resigned as directors and officers of the Surviving Corporation in writing effective as of the Effective Time.

     9.14  Certificate of Designation Effective.  The Certificate of Designation
           ------------------------------------
shall have been duly adopted by Excite@Home by all necessary corporate action, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

     9.15  Hart-Scott-Rodino Compliance.  All applicable waiting periods under
           ----------------------------
the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

     9.16  Amendment of Existing Worldprints Options and Worldprints Warrants.
           ------------------------------------------------------------------
Each outstanding Worldprints Option listed on Schedule 5.11 hereto shall have been duly amended to eliminate acceleration of vesting, and each outstanding Worldprints Warrant listed on Schedule 2.7 hereto shall have been duly amended to permit such warrants to be exercisable for only Excite@Home Common Stock upon the closing of the Merger, and Worldprints shall have provided each such holder with the notices required under the terms of such Worldprints Warrant.

     9.17  Determination Concerning Worldprints Options.  Worldprints shall have
           --------------------------------------------
determined and provided that outstanding Worldprints Options (including Worldprints Options granted outside of the Worldprints Plan) to be assumed by Excite@Home at the Effective Time, will be exercisable solely for Excite@Home Common Stock and that such consideration is equal in fair market value to the per share consideration to be received by the holders of Worldprints Common Stock in the Merger.

     9.18  New Worldprints Options.  Worldprints shall have granted New
           -----------------------
Worldprints Options set forth on Schedule 5.13.

     9.19  Worldprints Debt.  Immediately prior to the Closing, Worldprints
           ----------------
shall have paid off all Debt of Worldprints existing immediately prior to the Effective Time, other than (i) principal in an aggregate amount not to exceed $4,000,000 and accrued interest under the World Notes and any Replacement Notes,
(ii) any outstanding amounts loaned by Excite@Home to Worldprints, and (iii) outstanding trade payables of Worldprints incurred in the ordinary course of its business consistent with past practice, all of which amounts are set forth on
Schedule 1.14 to this Agreement and which will be updated as of the Closing.
-------------

     9.20  Settlement Agreement and Release.  Worldprints and World Venture
           --------------------------------
Partners, Inc. shall have entered into and delivered the Settlement Agreement and Release substantially in the form attached hereto as Exhibit K.
                                                         ----------

     9.21  Development Assignment and Confidentiality Agreement.  Worldprints
           ----------------------------------------------------
and each of Richard Schmelzer, Rob Schmelzer, Jon E. Gordon, Kevin O'Connell, and Lewis Visscher shall have executed and delivered the Development Assignment and Confidentiality Agreement attached hereto as Exhibit L.
                                                 ---------

                                  Article 10
                            Termination of Agreement

     10.1  Termination by Mutual Consent.  This Agreement may be terminated at
           -----------------------------
any time prior to the Effective Time by the mutual written consent of Excite@Home and Worldprints.

     10.2  Unilateral Termination.
           ----------------------

           10.2.1 Either Excite@Home or Worldprints, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

          10.2.2 Either Excite@Home or Worldprints, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party, if the other party has performed in all material respects its obligations under this Agreement and if the representations and warranties of such other party to this Agreement are true and correct in all material respects as of the Termination Date.

           10.2.3 Either Excite@Home or Worldprints may terminate this Agreement at any time prior to the Closing if the other has committed (or, in the case of a termination by Worldprints, Sub has committed, and, in the case of a termination by Excite@Home, a Worldprints Founder has committed) a material breach of (a) any of its representations and warranties under Article 3 or
Article 4 of this Agreement, as applicable; or (b) any of its covenants under
Article 5 or Article 6 of this Agreement, as applicable, and has not cured such material breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3.

     10.3  No Liability for Termination.  Termination of this Agreement by a
           ----------------------------
party (the "Terminating Party") in accordance with the provisions of this
Section 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of Article 10 and Article 13 shall survive any termination of this Agreement.

                                  Article 11
                  Survival of Representations, Indemnification
                       and Remedies, Continuing Covenants

     11.1  Survival of Representations.  Except as set forth in the following
           ---------------------------
sentence, all representations, warranties and covenants of the parties to this Agreement contained in this Agreement (other than covenants which by their express terms survive for a different period) will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date (the "Release Date") which is the earlier of (i) the termination of this Agreement or (ii) March 31, 2001. Notwithstanding the foregoing, Excite@Home may seek recovery of Special Damages (as defined in Section 11.3(b) or Shareholder Damages (as defined in Section 11.2(b)) at any time prior to the expiration of the applicable statute of limitations for the claim which seeks recovery of such Special Damages or Shareholder Damages.

     11.2  Agreement to Indemnify.
           ----------------------

                    (a) (i) Except as hereinafter provided in this Article 11, the Worldprints Founders will jointly and severally, indemnify and hold harmless, and (ii) the Worldprints Shareholders who are not Worldprints Founders will severally, but not jointly, on a pro rata basis based upon their respective ownership interests in Worldprints Common Stock set forth besides their names on
Schedule 3.4.1(a) to this Agreement, indemnify and hold harmless, Excite@Home and the Surviving Corporation and their respective officers, directors, agents, representatives stockholders and employees, and each person, if any, who controls or may control Excite@Home or the Surviving Corporation within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Excite@Home Indemnified Person" and collectively as "Excite@Home Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") directly or indirectly incurred, resulting or and arising out of: (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Worldprints or a Worldprints Founder in this Agreement or in the Worldprints Disclosure Letter or in any certificate, document or instrument delivered by or on behalf of Worldprints or an officer of Worldprints pursuant hereto; or (b) any Excess Transaction Expenses (as defined in Section 13.7) (collectively, "Ordinary Damages"). Except with respect to claims arising from Special Damages or Shareholder Damages, which may be raised after the Release Date, any claim of indemnity made by an Excite@Home Indemnified Person under this Section 11.2(a) must be raised in a writing delivered to the Representative (as defined below) by no later than the Release Date, and, if raised by such date, such claim shall survive the Release Date until final resolution thereof. Notwithstanding anything to the contrary in this Agreement, in no event shall a Worldprints Shareholder that is not also a Worldprints Founder be required to indemnify or hold harmless Excite@Home Indemnified Persons from Damages resulting from any inaccuracy, misrepresentation, breach of, or default in any representation, warranty or covenant given or made by a Worldprints Founder in this Agreement that is not also given or made by Worldprints.

                    (b) Except as hereinafter provided in this Article 11, each Worldprints Shareholder (including each Worldprints Founder) severally (and not jointly) indemnifies and holds harmless Excite@Home Indemnified Persons from and against all Damages incurred or suffered by any such persons or arising from, by reason of or in connection with (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants or agreements given or made by such Worldprints Shareholder in the Investment Representation Letter executed by such Worldprints Shareholder pursuant to this Agreement, or (ii) the failure of any Worldprints Shareholder to have good, valid and marketable title to the issued and outstanding Worldprints Common Stock or Worldprints Preferred Stock held by such stockholders, free and clear of all Encumbrances, or to have full right, capacity and authority to vote such Worldprints Common Stock in favor of the Merger and the other transactions contemplated by this Agreement (collectively "Shareholder Damages").

                    (c) Each Worldprints Shareholder (including each Worldprints Founder) jointly and severally indemnifies and holds harmless the Excite@Home Indemnified Persons from and against Special Damages (as hereinafter defined) incurred or suffered by any such Excite@Home Indemnified Persons arising from, by reason of, or in connection with, (i) any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Worldprints or any officer, director, employee or agent of Worldprints or any Worldprints subsidiary, or (ii) any inaccuracy, misrepresentation, breach of, or default in, the representations or warranties of Worldprints set forth in
Section 3.4 (Capitalization) or Section 3.7 (Taxes) of this Agreement.

                    (d) Each Worldprints Founder severally (and not jointly) indemnifies and holds harmless the Excite@Home Indemnified Persons from and against Special Damages incurred or suffered by any such Excite@Home Indemnified Persons arising from, by reason of, or in connection with, (i) any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of such Worldprints Founder, or (ii) any inaccuracy, misrepresentation, breach of, or default in, the representations or warranties of such Worldprints Founder set forth in
Section 3.4 (Capitalization) or Section 3.7 (Taxes) of this Agreement.

     11.3  Limitation.
           ----------

                    (a)  Basic Cap On Indemnity Obligation. Except with respect
                         ---------------------------------
to claims for indemnification for Special Damages and Shareholder Damages, in no event will the maximum aggregate liability of any Worldprints Shareholder (including a Worldprints Founder) exceed the dollar amount that results from multiplying (x) the Excite@Home Average Price Per Share by (y) the product of one thousand (1000) times the total number of shares of Excite@Home Preferred Stock (including fractions of a share thereof) issued at the Effective Time to such Worldprints Shareholder pursuant to Article 2 hereof by (z) 0.7 (seventy percent). In seeking indemnification for Damages under Section 11.2, the Excite@Home Indemnified Persons shall first exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof (including any shares of Excite@Home capital stock or other securities into which Excite@Home Preferred Stock is converted or exchanged or which is received in respect of such shares of Excite@Home Preferred Stock or other capital stock and securities), and then may seek recovery of such Damages against any other assets of the Worldprints Shareholder or the Worldprints Founders (as the case may be). For purposes of satisfying claims for Damages, the value of each share of Excite@Home Common Stock shall be deemed to be equal to the Excite@Home Average Price Per Share, and the value of each share of Excite@Home Preferred Stock shall be deemed to be equal to one thousand (1,000) times the Excite@Home Average Price Per Share, in each case regardless of its actual fair market value as of the time that a claim for indemnification may be made against such share. Each Worldprints Shareholder and each Worldprints Founder agrees that claims for indemnification against such Person under this Article 11 may be satisfied by the forfeiture of such Person's shares of Excite@Home Preferred Stock (including fractions of a share thereof) as provided for in this Article 11 and that, except as provided herein, no Excite@Home Indemnified Person shall have any obligation to exercise its remedies against any other assets of such Worldprints Shareholder or Worldprints Founder prior to exercising them against such shares of Excite@Home Preferred Stock. In the event of a Capital Change after the Effective Time, the Excite@Home Average Price Per Share will, for purposes of this Section 11.3, be proportionally and equitably adjusted.

                    (b)  Basket.  The indemnification provided for in Section
                         ------
11.2(a) shall not apply unless and until the aggregate Damages for which one or more Excite@Home Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of Two Hundred and Fifty Thousand Dollars (the "Basket"), in which event Worldprints Shareholders and the Worldprints Founders shall, subject to the other limitations herein, be liable to indemnify the Excite@Home Indemnified Persons for all Damages; provided, however, that the Basket and the foregoing provisions of this sentence shall not apply to any indemnification claim for (i) fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Worldprints or any officer, director, employee or agent of Worldprints, Worldprints Founder, Worldprints Shareholder or any subsidiary of Worldprints, or (ii) Excess Transaction Expenses. As used herein, "Special Damages" means Damages resulting from (a) any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Worldprints or any officer, director, employee or agent of Worldprints, Worldprints Founder, Worldprints Shareholder, or any subsidiary of Worldprints, or (b) any inaccuracy, misrepresentation, breach of, or default in, the representations and warranties of Worldprints or the Worldprints Founders set forth in Section 3.4 (Capitalization) or Section
3.7 (Taxes) of this Agreement.

                    (c)  Special Cap On Indemnity Obligation. Except with
                         -----------------------------------
respect to claims for indemnification against a Worldprints Founder for any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Worldprints or any officer, director, employee or agent of Worldprints, such Worldprints Founder or any subsidiary of Worldprints (which, for Worldprints Founders, shall not be limited), in no event will the maximum aggregate liability of any Worldprints Shareholder for Special Damages or of a Worldprints Shareholder for Shareholder Damages exceed the dollar amount that results from multiplying (a) the closing price of a share of Excite@Home Common Stock on the Nasdaq National Market on the Closing Date, by (b) the sum of the
(i) total number of shares of Excite@Home Common Stock and (ii) one thousand
(1000) times the total number of shares of Worldprints Preferred Stock (including fractions of a share thereof) issuable at the Effective Time to such Worldprints Shareholder pursuant to Section 2.

     11.4  Appointment of Representative.
           -----------------------------

     (a) By voting in favor of the Merger, each of the Worldprints Shareholders approves the designation of and designates Jon E. Gordon as the representative of the Worldprints Shareholders (the "Representative") and as the attorney-in-fact and agent for and on behalf of each Worldprints Shareholder with respect to claims for indemnification under Article 11 for Ordinary Damages and/or Special Damages, except Special Damages asserted against any of the Worldprints Founders pursuant to Section 11.2(d) (each a "Representative Claim"), and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to: (a) authorize the release or delivery to Excite@Home of shares of Excite@Home Preferred Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof (including any shares of Excite@Home capital stock or other securities into which Excite@Home Preferred Stock is converted or exchanged or which is received in respect of such shares of Excite@Home Preferred Stock or other capital stock and securities) in satisfaction of Representative Claims by Excite@Home or any other Excite@Home Indemnified Person (as defined herein) pursuant to Article 11; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such Representative Claims; (c) arbitrate, resolve, settle or compromise any Representative Claim made pursuant to Article 11; and (d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Worldprints Shareholder with respect to the disposition, settlement or other handling of all Representative Claims under Article 11 hereof and all rights or obligations arising under Article 11 related to Representative Claims. The Worldprints Shareholders will be bound by all actions taken and documents executed by the Representative in connection with Representative Claims, and Excite@Home will be entitled to rely on any action or decision of the Representative related thereto. The Worldprints Shareholders hereby acknowledge and agree that (i) in performing the functions specified in this Agreement, the Representative will not be liable to any Worldprints Shareholder in the absence of gross negligence or willful misconduct on the part of the Representative; and (ii) any claims against the Representative shall be properly asserted against the Representative only in the Representative's capacity as the Representative and shall not be asserted against any corporation, firm, enterprise or organization of which the Representative is an officer, director, partner, agent, shareholder, employee or independent contractor. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article 11 (including, without limitation, the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Worldprints Shareholders to the Representative pro rata in proportion to their respective percentage equity interests as reflected in Schedule 3.4.1(a) to this Agreement.

          (b) The Representative will serve without compensation; provided, however, that the Representative will be compensated at an hourly rate of $150 for any time in excess of fifty hours in the aggregate that he spends in performing the duties of the Representative, in addition to any reasonable expenses the Representative may incur in performing the duties of the Representative. The Representative shall be entitled to make an assessment against any Worldprints' Shareholder in respect of the Representative's time charges or expenses. Such assessment shall be made by a written notice to the Worldprints' Shareholders in the manner provided in this Agreement for the giving of notice, in an amount equal to each Worldprints Shareholder's pro rata share of any assessment (such pro rata share being based upon the respective ownership interests of the Worldprints' Shareholders set forth beside their names on Schedule 3.4.1(a) of this Agreement) and the due date for payment of the assessment and shall specify in reasonable detail the facts or circumstances giving rise to the assessment. Each Worldprints' Shareholder shall make payment in full of its share of an assessment no later than ten calendar days after the payment date specified in the notice of assessment. In the event a Worldprints' Shareholder does not pay the full amount of the assessment, the Representative shall be entitled to payment from such Worldprints Shareholder of the amount shown in the notice of assessment, plus an additional 25% of the requested assessment as liquidated damages (and not as a penalty) for failure to timely pay the assessment, in addition to any costs of collection, including reasonable attorneys' fees and court costs. Pending application of the proceeds of an assessment, the Representative shall deposit the proceeds of an assessment in a money market demand account at a commercial bank having an office in Boulder, Colorado. Such account will also serve as the depository for any excess funds remaining after application of the proceeds of an assessment, provided that any assessment funds that remain unused for a period of 90 days shall be returned to the appropriate Worldprints' Shareholders.

     11.5  Notice of Claim. Claims for indemnification under Article 11 that are
           ---------------
not Representative Claims shall be made upon the Worldprints Shareholder (including Worldprints Founder) as to which such claim applies (each such claim being an "Individual Claim"). Excite@Home (and only Excite@Home) may give notice of a Representative Claim or an Individual Claim under this Agreement whether for its own Ordinary Damages, Special Damages or Shareholder Damages or for Ordinary Damages, Special Damages or Shareholder Damages incurred by any other Excite@Home Indemnified Person, and Excite@Home will give written notice of a Claim executed by an officer of Excite@Home (a "Notice of Claim") to the Representative, and, in the case of an Individual Claim, to the Worldprints Shareholder against whom such Individual Claim is made, promptly after Excite@Home becomes aware of the existence of any potential claim by an Excite@Home Indemnified Person for indemnity from the Worldprints Shareholders or a Worldprints Shareholder under Article 11, but in any event before the Release Date arising from or relating to:

                    (i)  (a) any Ordinary Damages, (b) any Special Damages or
(c) any Shareholder Damages; or

                    (ii) the assertion, whether orally or in writing, against Excite@Home or against any other Excite@Home Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon, or includes assertions that would, if true, constitute (in each such case, a "Third-Party Claim"): (a) any Ordinary Damages, (b) any Special Damages or (c) any Shareholder Damages.

          Excite@Home agrees that it will make Claims only as permitted by
Article 11. No delay on the part of Excite@Home in giving the Representative and/or a Worldprints Shareholder a Notice of Claim will relieve the Representative or any Worldprints Shareholder from any of its obligations under
Article 11 unless (and then only to the extent) that the Representative or the Worldprints Shareholders are materially prejudiced thereby. A Notice of Claim shall identify with reasonable particularity that the subject claim asserted in the Notice of Claim is a claim for Ordinary Damages, Special Damages and/or Shareholder Damages, it being understood and agreed that such identification of a claim as a claim for Ordinary Damages, Special Damages and/or Shareholder Damages is an irrevocable election by Excite@Home to pursue such claim in accordance with the procedures, conditions and limitations set forth in this
Article 11. The parties hereto acknowledge, however, that a claim may consist of elements that combine more than one of Ordinary Damages, Special Damages and/or Shareholder Damages, provided, however, that Excite@Home may not make multiple recoveries for Damages arising out of the same specific set of facts and circumstances by asserting a claim as more than one of Ordinary Damages, Special Damages and/or Shareholder Damages.

     11.6  Defense of Third-Party Claims.
           -----------------------------

                    (a) Excite@Home shall defend any Third-Party Claim, and the costs and expenses incurred by Excite@Home in connection with such defense (including, but not limited to, reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Ordinary Damages, Special Damages or Shareholder Damages for which Excite@Home may seek indemnity pursuant to a Representative Claim or an Individual Claim made by any Excite@Home Indemnified Person hereunder.

                    (b) The Representative and, if the claim includes an Individual Claim, the Worldprints Shareholder against whom such Individual Claim is made, shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative and such Worldprints Shareholder does not affect any privilege relating to the Excite@Home Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Excite@Home Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Representative or, if such claim is an Individual Claim, the Worldprints Shareholder against whom such Individual Claim has been made (which consent shall not be unreasonably withheld), provided, that if the Representative shall have consented to any such settlement of a Representative Claim, then the Representative shall have no power or authority to object to any Representative Claim by any Excite@Home Indemnified Person for indemnity under Section 11.2 hereof for the amount of such settlement, and that if a Worldprints Shareholder shall have consented to any settlement of an Individual Claim, then the Worldprints Shareholder shall have no power or authority to object to any Individual Claim by an Excite@Home Indemnified Person for indemnity under Section 11.2 hereof for the amount of such settlement, and that, in each case, the Worldprints Shareholders will remain responsible to indemnify all Excite@Home Indemnified Person(s) for all Ordinary Damages, Special Damages or Shareholder Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article 11 hereof.

     11.7  Contents of Notice of Claim.  Each Notice of Claim by Excite@Home
           ---------------------------
given pursuant to Section 11.5 will contain the following information:

                    (i) Excite@Home's good faith estimate of the reasonably foreseeable maximum amount of the alleged Ordinary Damages, Special Damages or Shareholder Damages arising from such Representative Claim or Individual Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Excite@Home Indemnified Person based on alleged facts, which if true, would give rise to liability for Ordinary Damages, Special Damages or Shareholder Damages to such Excite@Home Indemnified Person under Article 11); and

                    (ii) a brief description, in reasonable detail (to the extent reasonably available to Excite@Home), of the facts, circumstances or events giving rise to the alleged Ordinary Damages, Special Damages or Shareholder Damages based on Excite@Home's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Excite@Home) and copies of any formal demand or complaint.

     11.8  Resolution of Notice of Claim.  Any Notice of Claim received by the
           -----------------------------
Representative and/or Worldprints Shareholder pursuant to Section 11.5 and
Section 11.7 above will be resolved as follows:

                    (a)  Uncontested Claims. In the event that, within thirty
                         ------------------
calendar days after the Notice of Claim containing a statement of the claimed Ordinary Damages, Special Damages or Shareholder Damages is received by the Representative and/or Worldprints Shareholder pursuant to Section 11.5 and
Section 11.7, the Representative, in the case of a Representative Claim, or the applicable Worldprints Shareholder in the case of an Individual Claim, does not contest such Notice of Claim in writing to Excite@Home as provided in Section 11.8(b) (an "Uncontested Claim"), the Representative in the case of a Representative Claim will be conclusively deemed to have consented, on behalf of all Worldprints Shareholders (including the Worldprints Founders), or the Worldprints Shareholder in the case of an Individual Claim will be conclusively deemed to have consented, to the recovery by the Excite@Home Indemnified Person of the full amount of Ordinary Damages, Special Damages or Shareholder Damages specified in the Notice of Claim in accordance with this Article 11, including the forfeiture of shares of Excite@Home Preferred Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof (including any shares of Excite@Home capital stock or other securities into which Excite@Home Preferred Stock is converted or exchanged or which is received in respect of such shares of Excite@Home Preferred Stock or other capital stock and securities), in accordance with Section 11.3(a) and, without further notice, to have stipulated to the entry of a final judgment for Damages against the Worldprints Shareholders (including the Worldprints Founders)

(in the case of a Representative Claim) or a Worldprints Shareholder (in the case of an Individual Claim) for such amount in the Superior Court for the County of San Mateo, the United States District Court for the Northern District of California or the United States District Court of the District of Colorado, or any other court having jurisdiction over the matter where venue is proper.

                    (b)  Contested Claims.  In the event that the
                         ----------------
Representative, or in the case of an Individual Claim, the applicable Worldprints Shareholder, gives Excite@Home written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the thirty day period specified in Section 11.8(a), then such Contested Claim will be resolved by either (A) a written settlement agreement executed by Excite@Home and the Representative in the case of a Representative Claim, or Excite@Home and the applicable Worldprints Shareholder in the case of an Individual Claim, or (B) in the absence of such a written settlement agreement, by binding arbitration between Excite@Home and the Representative in the case of a Representative Claim, or Excite@Home and the applicable Worldprints Shareholder in the case of an Individual Claim, in accordance with the terms and provisions of Section 11.8(c). Upon receipt by Excite@Home of written notice contesting all or any portion of a Notice of Claim, it shall transmit stock certificates representing Escrow Shares equal in value to the amount of Damages asserted in the Notice of Claim (such Escrow Shares to be valued in accordance with Section 11.3) to a third-party escrow agent mutually acceptable to Excite@Home and the Representative (if Excite@Home and the Representative cannot agree within five business days on a third-party escrow agent, then such escrow agent shall be Chase Manhattan Bank and Trust Company National Association) (the "Escrow Agent") and the parties to this Agreement will, at such time, enter into a customary and reasonable escrow agreement, if any, required and provided by the Escrow Agent, governing the terms of the Escrow Agent's service. With respect to any of the Escrow Shares held by the Escrow Agent, the Escrow Agent will hold and release shares in accordance with the procedures set forth in Section 2.5 of this Agreement and this Article 11. Any fees or expenses charged by the Escrow Agent in connection with its service pursuant to this Agreement shall be paid by Excite@Home.

                    (c)  Arbitration of Contested Claims.  Each of Excite@Home,
                         -------------------------------
Worldprints and the Worldprints Shareholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. and that any such arbitration will be conducted in Boulder County, Colorado. Either Excite@Home or the Representative in the case of a Representative Claim, or Excite@Home or the applicable Worldprints Shareholder in the case of an Individual Claim, may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of Section 11.8(c) of this Agreement. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.'s panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

Subject to the provisions of subparagraph (vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                    (i)   Payment of Costs.  Excite@Home on the one hand, and
                          ----------------
Worldprints Shareholders or a Worldprints Shareholder (through the Representative in the case of a Representative Claim), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

                    (ii)  Burden of Proof.  Except as may be otherwise expressly
                          ---------------
provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

                    (iii) Award.  Upon the conclusion of any arbitration
                          -----
proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representative, or the applicable Worldprints Shareholder (in the case of an Individual Claim) and Excite@Home, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Worldprints Shareholders (including the Worldprints Founders) in the case of a Representative Claim, or the applicable Worldprints Shareholder in the case of an Individual Claim, the Representative in the case of a Representative Claim and Excite@Home, and will include an affirmative statement to such effect. Awards of Damages will be subject to the provisions regarding the "Basket" (as defined in Section 11.3); provided, however, that awards of (i) Special Damages arising out of fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of Worldprints or any officer, director, employee or agent of Worldprints, Worldprints Shareholder or any subsidiary of Worldprints, (ii) Shareholder Damages arising out of the failure of a Worldprints Shareholder to have good, valid and marketable title to the issued and outstanding Worldprints Common Stock or Worldprints Preferred Stock held by such Worldprints Shareholder, free and clear of all Encumbrances, or (iii) Excess Transaction Expenses will not be subject to such provisions regarding the "Basket".

                    (iv)  Timing.  The Representative or the applicable
                          ------
Worldprints Shareholder, Excite@Home and the arbitrator will conclude each arbitration pursuant to this Section 11.8 as promptly as possible for the Contested Claim being arbitrated.

                    (v)   Terms of Arbitration. The arbitrator chosen in
                          --------------------
accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                    (vi)  Exclusive Remedy. Following the Effective Time, except
                          ----------------
as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Representative Claim or Individual Claim made pursuant to
Article 11.

                    (vii) Treatment of Damages. Upon issuance and delivery of
                          --------------------
the Final Award as provided in subparagraph (iii) above, Excite@Home will immediately be entitled to recover the amount of any Damages determined and awarded to Excite@Home under such Final Award.

                                  Article 12
                              Registration Rights

     12.1  Certain Definitions.  For purposes of this Article 12:
           -------------------
                    (a)  Registration.  The terms "register," "registered," and
                         ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

                    (b)  Registrable Securities.  The term "Registrable
                         ----------------------
Securities" means (i) the shares of Excite@Home Common Stock that are issued to the Worldprints Shareholders in the Merger pursuant to Section 2.1.2 hereof (which shares are not Escrow Shares or subject to any restrictions on transfer set forth in the Investment Representation Letter), (ii) the shares of Excite@Home Common Stock that are issued to holders of the Worldprints Warrants listed on Schedule 2.7 hereto upon exercise of such Worldprints Warrants, and
(iii) any shares of Excite@Home Common Stock that may be issued as a dividend or other distribution (including shares of Excite@Home Common Stock issued in a subdivision and split of Excite@Home's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Excite@Home Common Stock described in clauses (i) or (ii) of this Section 12.1(b) or in this clause
(iii); excluding in all cases, however, from the definition of "Registrable
       ---------
Securities" any such shares that are: (w) registered under the 1933 Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the 1933 Act or otherwise sold to the public. Only shares of Excite@Home Common Stock shall be Registrable Securities. Except as provided in clauses (ii) and (iii) of the first sentence of this Section 12.1(b), without limitation, the term "Registrable Securities" does not include any shares of Excite@Home Common Stock that were not issued in connection with the Merger.

                    (c)  Holder.  The term "Holder" means an Worldprints
                         ------
Shareholder who is the original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

                    (d)  Form S-3.  The term "Form S-3" means a registration
                         --------
statement filed under Form S-3 under the 1933 Act, as such is in effect at the Effective Time, or any successor form of registration statement under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Excite@Home with the SEC.

                    (e)  Rule 415.  The term "Rule 415" means Rule 415
                         --------
promulgated under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

     12.2  Form S-3 Shelf Registration.
           ---------------------------

                    (a)  Filing and Registration Period.  Subject to the terms
                         ------------------------------
and conditions of this Agreement, as promptly as practicable following the Effective Time of the Merger but no later than two whole business days thereafter, and consistent with the requirements of applicable law, Excite@Home shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). Excite@Home shall use commercially reasonable efforts to have such Shelf Registration declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the 1933 Act for a continuous period of time (such period of time being hereinafter called the "Registration Period") commencing on the date the Shelf Registration is declared effective under the 1933 Act by the SEC (the "Date of Effectiveness") and ending
(i) for purposes of Registrable Securities identified under Section 12.1(b)(i) above (including any shares of Excite@Home Common Stock which are Registrable Securities by virtue of Section 12.1(b)(iii) which are be issued as a dividend or other distribution with respect to the Registrable Securities identified in
Section 12.1(b)(i)), on the date that is the first anniversary of the Effective Time of the Merger (subject to the normal blackout policies of Excite@Home); and
(ii) for purposes of Registrable Securities identified under Section 12.1(b)(ii) above (including any shares of Excite@Home Common Stock which are Registrable Securities by virtue of Section 12.1(b)(iii) which are be issued as a dividend or other distribution with respect to the Registrable Securities identified in
Section 12.1(b)(ii)), on the date that is the second anniversary of the Effective Time of the Merger (subject to the normal blackout policies of Excite@Home). Excite@Home shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration, as defined below) effective after the expiration of the applicable Registration Period. Accordingly, the Worldprints Shareholders acknowledge that the Registrable Securities identified under Section 12.1(b)(i) (including any shares of Excite@Home Common Stock which are Registrable Securities by virtue of Section 12.1(b)(iii) which are to be issued as a dividend or other distribution with respect to the Registrable Securities identified in Section 12.1(b)(i)) will not be registered under the 1933 Act beginning one year after the Effective Time of the Merger. The Worldprints Shareholders and the holders of Worldprints Warrants listed on
Schedule 2.7 hereto further acknowledge that the Registrable Securities identified under Section 12.1(b)(ii) (including any shares of Excite@Home Common Stock which are Registrable Securities by virtue of Section 12.1(b)(iii) which are to be issued as a dividend or other distribution with respect to the Registrable Securities identified in Section 12.1(b)(ii)) will not be registered under the 1933 Act beginning two years after the Effective Time of the Merger.

                    (b)  Subsequent Registration.  If the Shelf Registration is
                         -----------------------
filed with the SEC and becomes effective under the 1933 Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then Excite@Home shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "Subsequent Registration"). If a Subsequent Registration is filed, Excite@Home shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

                    (c)  Supplements and Amendments.  Subject to the provisions
                         --------------------------
of Section 12.2(g), during the Registration Period Excite@Home shall supplement and amend the Shelf Registration if, as and when required by the 1933 Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by Excite@Home for such Shelf Registration.

                    (d)  Timing and Manner of Sales.  Any sale of Registrable
                         --------------------------
Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 12.2 may be made only during a "Permitted Window" (as defined in Section 12.2(g) below). In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 12.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) and permitted by such form of registration statement, which methods of distribution will be specified by the Holders in their Notice of Resale (as defined below). Subject to any other agreements between the Holder and Excite@Home or Surviving Corporation, a Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides Excite@Home with a written opinion of counsel, satisfactory to counsel to Excite@Home, that such offer and sale is an exempt transaction under the 1933 Act and applicable state securities laws, complies with all requirements for such exemptions and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

                    (e)  No Underwritings.  No sale of Registrable Securities
                         -----------------
under any Shelf Registration (or Subsequent Registration) effected pursuant to this Section 12.2 may be effected pursuant to any underwritten offering without Excite@Home's prior written consent, which may be withheld in its sole and absolute discretion.

                    (f)  Notice of Resale.  Before any Holder may make any sale,
                         ----------------
transfer or other disposition of any Registrable Securities under the Shelf Registration (or a Subsequent Registration) during the Registration Period, a Holder or Holders who own at least five percent of the Registrable Securities then outstanding must first give written notice to Excite@Home (a "Notice of Resale") of such Holder's or Holders' present intention to so sell, transfer or otherwise dispose of some or all of such Holder's or Holders' Registrable Securities, and the number of Registrable Securities such Holder or Holders propose(s) to so sell, transfer or otherwise dispose of. In addition, a Notice of Resale shall contain the information required to be included therein under
Section 12.2(g).

               (g)  Permitted Window; Sale Procedures.
                    ---------------------------------

                    (i) A "Permitted Window" is a period of ten consecutive trading days commencing upon Excite@Home's written notification to the Worldprints Shareholders in response to a Notice of Resale that the prospectus contained in the Form S-3 registration statement filed pursuant to Section 12.2 of this Agreement is available to be used for resales of Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration, as applicable).

                    (ii) Before a Holder can make a sale of any Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration), and in order to cause a Permitted Window to commence, such Holder must first give Excite@Home a Notice of Resale indicating such Holder's intention to sell Registrable Securities pursuant to the Shelf Registration (or Subsequent Registration, as applicable) and such Holder's intended plan of distribution of such Registrable Securities (which must conform to the plan of distribution contained in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable)).

                    (iii) Upon receipt of such Notice of Resale (unless a certificate of Excite@Home is delivered as provided in Section 12.3(b) below), Excite@Home will give written notice to all Holders as soon as practicable, but in no event more than three business days after Excite@Home's receipt of such Notice of Resale that either: (A) the prospectus contained in the registration statement for the Shelf Registration (or Subsequent Registration, if applicable) is current (it being acknowledged that it may be necessary for Excite@Home to supplement the prospectus or make an appropriate filing under the 1934 Act so as to cause the prospectus to become current) and that (as applicable) (1) the Permitted Window will commence on the date of such notice by Excite@Home; or (B) Excite@Home is required under the 1933 Act and the regulations thereunder to amend the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) in order to cause the prospectus to be current. In the event that Excite@Home determines that an amendment to the registration statement is necessary as provided above, it will file and cause such amendment to become effective as soon as practicable; whereupon it will notify the Holders that the Permitted Window will then commence.

                    (iv) Excite@Home shall not be obligated to keep the registration statement for the Shelf Registration (or any Subsequent Registration) current during any period other than a Permitted Window. The Holders may elect to withdraw a request for registration pursuant to a Notice of Resale; provided however, that if Excite@Home has commenced preparation of any supplement or amendment to the registration statement or any part thereof in response to such Notice of Resale prior to receiving written notice from the Holders' of the withdrawal of their request for registration, then the Holders who originally gave Excite@Home such Notice of Resale will promptly reimburse Excite@Home for its actual costs and expenses incurred in preparing and/or filing such supplement and/or amendment.

               (h)  Trading Window Compliance.  The Holders acknowledge that
                    -------------------------
Excite@Home maintains an Insider Trading Compliance Program and an Insider Trading Policy, as such may be amended (the "Excite@Home Trading Policy") and that the Excite@Home Trading Policy requires that those directors, officers and employees of Excite@Home and its subsidiaries and those other persons whom Excite@Home determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the Excite@Home Trading

Policy (and members of their immediate families and households) are permitted to effect trades in Excite@Home securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in Excite@Home's securities under the "trading window" provisions of the Excite@Home Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with Excite@Home's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Excite@Home Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Excite@Home Access Personnel are permitted to effect trades in Excite@Home stock under the Excite@Home Trading Policy and only after pre-clearing such trades with Excite@Home's Insider Trading Compliance Officer as provided in the Excite@Home Trading Policy.

     12.3  Limitations.  Notwithstanding the provisions of Section 12.2 above,
           -----------
Excite@Home shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 12.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 12.2 of this Agreement, as applicable:

                    (a) if Form S-3 is not then available for such offering by the Holders;

                    (b) if Excite@Home shall furnish to the Holders a certificate signed by an officer of Excite@Home stating that, in the good faith judgment of such officer, it would be detrimental to Excite@Home and its stockholders for such Permitted Window to be in effect at such time, due, for example, to the existence of a material development or potential material development involving Excite@Home which Excite@Home would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration, as applicable), which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon Excite@Home and its stockholders, in which event Excite@Home will have the right to defer a Permitted Window for a period of not more than forty days after receipt of a Notice of Resale from the Holder or Holders pursuant to this Section 12.3(b), provided that in the event that a Permitted Window is deferred by Excite@Home pursuant to this Section 12.3(b) then Excite@Home shall extend the Registration Period hereunder by the number of days that such Permitted Window was so deferred;

                    (c) if Excite@Home is acquired and Excite@Home Common Stock ceases to be publicly traded;

                    (d) in any particular jurisdiction in which Excite@Home would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Excite@Home is already subject to service of process in such jurisdiction; or

                    (e) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration (or Subsequent

Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable).

     12.4  Shares Otherwise Eligible for Resale.  Notwithstanding anything
           ------------------------------------
herein to the contrary, Excite@Home shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular
Holder:

                    (a) if Excite@Home or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the 1933 Act pursuant to the provisions of Rule 144 promulgated under the 1933 Act (or successor provisions), or otherwise;

                    (b) if legal counsel to Excite@Home shall deliver a written opinion to Excite@Home, its transfer agent and the Holders, in form and substance reasonably acceptable to Excite@Home and one legal counsel for the Holders as a group, to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the 1933 Act pursuant to the provisions of Rule 144 promulgated under the 1933 Act, or otherwise; or

                    (c) after expiration or termination of the Registration Period.

     12.5  Expenses.  Excite@Home shall pay all expenses incurred in connection
           --------
with any registration effected by Excite@Home pursuant to this Agreement (excluding brokers' discounts and commissions), including, without limitation, all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for the Holders as a group) and accounting fees.

     12.6  Obligations of Excite@Home.  Subject to Sections 12.2, 12.3 and 12.4
           --------------------------
above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, Excite@Home will, as expeditiously as reasonably possible:

                    (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                    (b) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as will be reasonably requested by the Holders; provided that Excite@Home will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Excite@Home is already so qualified or subject to service of process, respectively, in such jurisdiction; and

                    (c) promptly notify each Holder of Registrable Securities covered by such registration statement, at any time during a Permitted Window when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     12.7  Furnish Information.  It shall be a condition precedent to the
           -------------------
obligations of Excite@Home to take any action pursuant to this Article 12 that the selling Holders will furnish to Excite@Home such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     12.8  Delay of Registration.  No Holder will have any right to obtain or
           ---------------------
seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     12.9  Indemnification.
           ---------------

                    (a)  By Excite@Home.  To the extent permitted by law,
                         --------------
Excite@Home will indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the 1933 Act, the 1934 Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                         (i)   any untrue statement or alleged untrue statement
of a material fact contained in a registration statement filed by Excite@Home pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         (ii)  the omission or alleged omission to state in such
registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                         (iii) any violation or alleged violation by Excite@Home
of the 1933 Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

provided however, that the indemnity agreement contained in this subsection 12.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Excite@Home (which consent shall not be unreasonably withheld), nor shall Excite@Home be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

                    (b)  By Selling Holders.  To the extent permitted by law,
                         ------------------
each selling Holder will indemnify and hold harmless Excite@Home, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Excite@Home within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Excite@Home or any such director, officer, controlling person, underwriter or other such Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will indemnify and reimburse Excite@Home or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Excite@Home or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred.

                    (c)  Notice.  Promptly after receipt by an indemnified party
                         ------
under this Section 12.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 12.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Excite@Home, Excite@Home shall have the right and obligation to control the defense of such action, and if Excite@Home fails to defend such action it shall indemnify and reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that:
                                                        --------  -------
(i) Excite@Home shall also have the right, at its option, to assume and control the defense of any action with respect to which Excite@Home or any person entitled to be indemnified by the selling Holders under Section 12.9(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Excite@Home and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 12.9.

                    (d)  Defect Eliminated in Final Prospectus.  The foregoing
                         -------------------------------------
indemnity agreements of Excite@Home and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable

Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 12.9, at or prior to the time such action is required by the 1933 Act.

                    (e)  Survival.  The obligations of Excite@Home and Holders
                         --------
under this Section 12.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

     12.10  Duration and Termination of Excite@Home's Obligations.  Excite@Home
            -----------------------------------------------------
will have no obligations pursuant to Section 12.2 of this Agreement with respect to any Notice of Resale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to Excite@Home, all such Registrable Securities proposed to be sold by such Holder may be sold in a three month period without registration under the 1933 Act pursuant to Rule 144 promulgated under the 1933 Act or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

     12.11  Acknowledgment of Other Agreements.  The Holders acknowledge that
            ----------------------------------
they have been informed by Excite@Home that other stockholders of Excite@Home currently hold certain Form S-3 and other registration rights that may enable such other stockholders to sell shares of Excite@Home during one or more Permitted Windows or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to a registration effected pursuant to this Agreement). The Holders further acknowledge (i) that Excite@Home has agreed not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Excite@Home during the fourteen days prior to, and during the sixty day period beginning on, the effective date of any "Demand Registration" (as such term is defined in that certain Third Amended and Restated Registration Rights Agreement dated as of April 11, 1997, among Excite@Home and certain holders of Excite@Home capital stock and attached as Exhibit 4.01 to Excite@Home's Form S-1 filed with the SEC on May 16, 1997 (except as part of such registration), a copy of which has been given to Worldprints and its counsel, and (ii) hereby agree not to effect any public sale or distribution of any Excite@Home capital stock during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144 promulgated under the 1933 Act; provided, that as to each Holder Excite@Home shall extend the Registration Period for that number of days which such Holder of Registrable Securities could have otherwise sold such securities during a Permitted Window but for the foregoing agreement of the Holders under clause
(ii) above.

     12.12  Assignment.  Notwithstanding anything herein to the contrary, the
            ----------
rights of a Holder under Article 12 may be assigned only with Excite@Home's express prior written consent, which may be withheld in Excite@Home's sole discretion; provided, however, that the rights of a Holder under Article 12 may
            --------  -------
be assigned without Excite@Home's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee first agrees in writing to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under Article 12 without Excite@Home's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in Article 12 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section 12.12: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (c) immediate family members of a Holder; or (d) partners of a Holder that is a partnership.

                                  Article 13
                                 Miscellaneous

     13.1  Governing Law.  The internal laws of the State of California
           -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided however, that issues involving the consummation and effects of the Merger shall be governed by the laws of the State of Colorado.

     13.2  Assignment; Binding Upon Successors and Assigns.  Neither party
           -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

     13.3  Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

     13.5  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

     13.6  Amendment and Waivers.  Any term or provision of this Agreement may
           ---------------------
be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the shareholders of Worldprints, but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of Worldprints without obtaining such further approval. At any time prior to the Effective Time, each of Worldprints and Excite@Home, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     13.7  Expenses.  Each party will bear its respective legal, auditors' and
           --------
investment bankers' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"); provided, however, that if the Merger is successfully consummated, then not more than a maximum of $175,000 of Worldprints' verified Transaction Expenses incurred by Worldprints in connection with services rendered to Worldprints by its accountants, attorneys and investment or financial advisors will be paid by Excite@Home and Excite@Home will be entitled to indemnification from the Escrow Shares in accordance with
Section 11.2 for an amount equal to the amount (if any) by which Worldprints' Transaction Expenses exceed $175,000 (such excess amount being hereinafter called the "Excess Transaction Expenses"), and such indemnification shall not be subject to the Basket.

     13.8  Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.9  Notices.  All notices and other communications required or permitted
           -------
under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this
Section:

               If to Excite@Home:

                         At Home Corporation
                         450 Broadway
                         Redwood City, California 94063
                         Attention: General Counsel
                         Fax Number: (650) 482-4606

               with copies to:

                         Fenwick & West LLP
                         275 Battery Street, Suite 1500
                         San Francisco, California 94111
                         Attention: Douglas N. Cogen, Esq.

                                Samuel B. Angus, Esq.

                         Fax Number: (415) 281-1350

               If to Worldprints:

                         Worldprints.com International, Inc.
                         3125 Sterling Circle, Suite 101
                         Boulder, CO 80301
                         Attention: Jon E. Gordon and Kevin G. O'Connell Fax Number: (720) 406-6201

               with a copy to:

                         Dorsey & Whitney LLP
                         370 17th Street, Suite 4400
                         Denver, Colorado  80202
                         Attention: Kevin A. Cudney, Esq.
                         Fax Number: (303) 629-3450

               If to the Representative:

                         Jon E. Gordon
                         1479 Periwinkle Drive
                         Boulder, CO 80304
                         Fax Number: (303) 402-9202

               If to a Worldprints Shareholder, including any Worldprints
               Founder:

                         To the address specified on the signature page to the applicable Investment Representation Letter or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 13.9.

     13.10  Construction of Agreement.  This Agreement has been negotiated by
            -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     13.11  No Joint Venture.  Nothing contained in this Agreement will be
            ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.12  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.13  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     13.14  Public Announcement.  Upon execution of this Agreement, Excite@Home
            -------------------
and Worldprints will issue a press release approved by both parties announcing the Merger. Thereafter, Excite@Home may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and Worldprints will use its reasonable efforts to prevent any trading in Excite@Home Common Stock by its officers, directors, employees, shareholders and agents. Neither Excite@Home nor Worldprints will make any disclosures regarding this Agreement or the Merger that would jeopardize Excite@Home's ability to timely and lawfully issue the shares of Excite@Home Common Stock in the Merger pursuant to the exemptions described in Section 2.7.

     13.15  Disclosure Letters.  The Worldprints Disclosure Letter shall be
            ------------------
arranged in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 3, and shall not be deemed to relate to or to qualify any other representation or warranty. The Excite@Home Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 4, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article 4, and shall not be deemed to relate to or to qualify any other representation or warranty.

     13.16  Confidentiality.  Worldprints and Excite@Home each confirm that they
            ---------------
have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that Excite@Home will cease to be bound by the Confidentiality Agreement after the Merger becomes effective). If this Agreement is terminated, the Confidentiality Agreement shall remain in full force and effect and all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     13.17  Entire Agreement.  This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        [The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

At Home Corporation                  Worldprints.com International, Inc.

By:   /s/ Mark Stevens               By: /s/ Richard A. Schmelzer
    -----------------------------       --------------------------
Name:     Mark Stevens                   Richard A. Schmelzer, President and CEO
     ----------------------------
Title:  EVP
    -----------------------------
Walter Acquisition Corporation

By:   /s/ David Pine
    -----------------------------
    David Pine, President and CEO

Worldprints Founders

   /s/ Richard A Schmelzer              /s/ Rob Schmelzer
  -------------------------------    --------------------------
Richard A. Schmelzer                 Rob Schmelzer

   /s/ Jon E. Gordon
  -------------------------------
Jon E. Gordon

                         List of Exhibits and Schedules

Exhibits:
--------
Exhibit A   List of Worldprints Founders
Exhibit B   Investment Representation Letter
Exhibit C   Certificate of Designation of Series B Preferred Stock and
            Certificate of Correction of Certificate of Designation
Exhibit D   Plan of Merger
Exhibit E   Matters to be Covered in the Opinion of Fenwick & West LLP
Exhibit F   Matters to be Covered in the Worldprints Tax Opinion
Exhibit G   Matters to be Covered in the Opinion of Dorsey & Whitney LLP
Exhibit H   Matters to be Covered in the Excite@Home Tax Opinion
Exhibit I   Form of Employment Agreement
Exhibit J   Form of Founder Consulting Agreement
Exhibit K   Form of Settlement Agreement and Release
Exhibit L   Development Assignment and Confidentiality Agreement

Schedules:
---------
Schedule 1.14      Closing Debt Schedule
Schedule 2.7       List of Worldprints Warrants with Registration Rights
Schedule 3.4.1(a)  List of Holders of Worldprints Common Stock
Schedule 3.4.1(b)  List of Holders of Worldprints Options and Worldprints
Warrants
Schedule 3.25      Worldprints Tax Representations
Schedule 4.10      Excite@Home and Sub Tax Representations
Schedule 5.11      List of Holders of Amended Worldprints Options
Schedule 5.13      New Worldprints Options